                                                                    EXHIBIT 10.1

                     LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                          NAVIGANTVACATIONS.COM, LLC


                     A DELAWARE LIMITED LIABILITY COMPANY


                       EFFECTIVE AS OF OCTOBER 13, 1999



     THE INTERESTS DESCRIBED AND REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT" OR ANY APPLICABLE STATE SECURITIES LAWS ("STATE ACTS") AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION UNDER THE ACT AND APPLICABLE STATE ACTS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE ACTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.
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                               TABLE OF CONTENTS

                                                                                                Page
Article 1. DEFINITIONS..........................................................................   1

    1.1  Accretion Amount.......................................................................   1
    1.2  Act....................................................................................   1
    1.3  Affiliate..............................................................................   1
    1.4  Agreement..............................................................................   1
    1.5  Business...............................................................................   1
    1.6  Business Plan..........................................................................   1
    1.7  Capital Account........................................................................   1
    1.8  Capital Contribution...................................................................   1
    1.9  Certificate of Formation or Certificate................................................   2
    1.10 Change of Control......................................................................   2
    1.11 Code...................................................................................   2
    1.12 Common Unit............................................................................   2
    1.13 Company................................................................................   2
    1.14 Company Property.......................................................................   2
    1.15 Confidential Information...............................................................   2
    1.16 Deficit Capital Account................................................................   3
    1.17 Depreciation...........................................................................   3
    1.18 Distributable Cash.....................................................................   3
    1.19 Distribution...........................................................................   3
    1.20 Economic Interest......................................................................   3
    1.21 Economic Interest Owner................................................................   4
    1.22 Entity.................................................................................   4
    1.23 Equity Owner...........................................................................   4
    1.24 Fiscal Year............................................................................   4
    1.25 Gross Asset Value......................................................................   4
    1.26 Holders................................................................................   5
    1.27 IPO....................................................................................   5
    1.28 Intellectual Property Rights...........................................................   5
    1.29 License Agreement......................................................................   5

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
    1.30 Majority Interest......................................................................   6
    1.31 Manager................................................................................   6
    1.32 Member.................................................................................   6
    1.33 Membership Interest....................................................................   6
    1.34 Navigant...............................................................................   6
    1.35 Navigant Options.......................................................................   6
    1.36 Navigant Dilutive Units................................................................   6
    1.37 NII....................................................................................   6
    1.38 NII Sale...............................................................................   6
    1.39 Noncompetitive Activity................................................................   6
    1.40 Och-Ziff Partners Domestic.............................................................   7
    1.41 Och-Ziff Partners Overseas.............................................................   7
    1.42 Och-Ziff Partners......................................................................   7
    1.43 Ownership Interest.....................................................................   7
    1.44 Preferred Sale Fee.....................................................................   7
    1.45 Proportionately Dilutive Units.........................................................   7
    1.46 Put Period.............................................................................   7
    1.47 Put Right..............................................................................   7
    1.48 Person.................................................................................   7
    1.49 Preferred-to-Common Conversion Option..................................................   8
    1.50 Preferred Units........................................................................   8
    1.51 Profits and Losses.....................................................................   8
    1.52 Proportionately........................................................................   9
    1.53 Redemption Price.......................................................................   9
    1.54 Regulations............................................................................   9
    1.55 Reorganization.........................................................................   9
    1.56 Reserves...............................................................................   9
    1.57 Sale or Sell...........................................................................   9
    1.58 Secretary of State.....................................................................   9
    1.59 Selling Equity Owner...................................................................   9
    1.60 Sharing Ratio..........................................................................   9
    1.61 State..................................................................................   9

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
     1.62 Successor Corporation..................................................................   9
     1.63 Two-Thirds Interest....................................................................  10
     1.64 Unrecovered Losses.....................................................................  10
     1.65 Voting Interest........................................................................  10

Article 2. FORMATION OF COMPANY..................................................................  10

     2.1  Formation..............................................................................  10
     2.2  Name...................................................................................  10
     2.3  Principal Place of Business............................................................  10
     2.4  Registered Office and Registered Agent.................................................  10
     2.5  Term...................................................................................  10

Article 3. BUSINESS OF COMPANY...................................................................  10

     3.1  Permitted Business.....................................................................  10

Article 4. NAMES AND ADDRESSES OF EQUITY OWNERS..................................................  11

Article 5. RIGHTS AND DUTIES OF MANAGER AND OFFICERS.............................................  11

     5.1  Management.............................................................................. 11
     5.2  Number, Tenure and Qualifications....................................................... 12
     5.3  Certain Powers of Manager............................................................... 12
     5.4  Limitations on Authority................................................................ 13
     5.5  Liability for Certain Acts.............................................................. 14
     5.6  Manager and Members Have No Exclusive Duty to Company; Noncompetition Covenant.......... 14
     5.7  Bank Accounts........................................................................... 16
     5.8  Indemnity of the Manager, Employees and Other Agents.................................... 16
     5.9  Resignation............................................................................. 16
     5.10 Removal................................................................................  16
     5.11 Vacancies..............................................................................  16
     5.12 Compensation, Reimbursement, Organization Expenses.....................................  17
     5.13 Annual Operating Plan..................................................................  17
     5.14 Right to Rely on the Manager...........................................................  18
     5.15 Officers...............................................................................  18

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
Article 6. RIGHTS AND OBLIGATIONS OF EQUITY OWNERS...............................................  20

     6.1  Limitation of Liability................................................................  20
     6.2  List of Equity Owners..................................................................  20
     6.3  Equity Owners Have No Agency Authority.................................................  21
     6.4  Company Books..........................................................................  21
     6.5  Priority and Return of Capital.........................................................  21
     6.6  License Agreement......................................................................  21
     6.7  Warrants...............................................................................  21

Article 7. MEETINGS OF MEMBERS...................................................................  21

     7.1  No Required Meetings...................................................................  21
     7.2  Place of Meetings......................................................................  21
     7.3  Notice of Meetings.....................................................................  21
     7.4  Meeting of all Members.................................................................  22
     7.5  Record Date............................................................................  22
     7.6  Quorum.................................................................................  22
     7.7  Manner of Acting.......................................................................  22
     7.8  Proxies................................................................................  22
     7.9  Action by Members Without a Meeting....................................................  23
     7.10 Waiver of Notice.......................................................................  23

Article 8. CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS.....................................  23

     8.1  Members' Capital Contributions.........................................................  23
     8.2  Additional Contributions...............................................................  23
     8.3  Capital Accounts.......................................................................  23
     8.4  Withdrawal or Reduction of Equity Owners' Contributions to Capital.....................  24

Article 9. ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS.........................  24

     9.1  Allocations of Profits and Losses from Operations......................................  24
     9.2  Special Allocations to Capital Accounts................................................  25
     9.3  Credit or Charge to Capital Accounts...................................................  27
     9.4  Distributions..........................................................................  27
     9.5  Limitation Upon Distributions..........................................................  27
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
     9.6  Accounting Principles..................................................................  28
     9.7  Interest on and Return of Capital Contributions........................................  28
     9.8  Loans to Company.......................................................................  28
     9.9  Accounting Period......................................................................  28
     9.10 Records and Reports....................................................................  28
     9.11 Returns and Other Elections............................................................  29
     9.12 Tax Matters Partner....................................................................  30
     9.13 Certain Allocations for Income Tax (But Not Book Capital Account) Purposes.............  31

Article 10. TRANSFERABILITY......................................................................  31

     10.1 General................................................................................  31
     10.2 Right of First Refusal and Co-Sale.....................................................  32
     10.3 Transferee Not Member in Absence of Consent............................................  33
     10.4 Additional Conditions to Recognition of Transferee.....................................  34
     10.5 Put Rights.............................................................................  35
     10.6 Sales to Affiliates....................................................................  37
     10.7 Right of First Offer...................................................................  38

Article 11. ISSUANCE OF MEMBERSHIP INTERESTS; OPTIONS; CONVERSION RIGHTS.........................  39

     11.1 Issuance of Additional Membership Interests to New Members; Right of First Offer.......  39
     11.2 Navigant Options.......................................................................  39
     11.3 Conversion of Preferred Units to Common Units..........................................  40
     11.4 Issuance of Common Units (and Options to Acquire Common Units) to Employees; Dilution..  40
     11.5 Conversion of Common Units Upon Reorganization.........................................  41
     11.6 Part Year Allocations With Respect to New Members......................................  42

Article 12. DISSOLUTION AND TERMINATION..........................................................  42

     12.1 Dissolution............................................................................  42
     12.2 Effect of Dissolution..................................................................  42
     12.3 Winding Up, Liquidation and Distribution of Assets.....................................  42
     12.4 Filing or Recording Statements.........................................................  45
     12.5 Return of Contribution Nonrecourse to Other Equity Owners..............................  45

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
Article 13. MISCELLANEOUS PROVISIONS.............................................................  45

     13.1  Notices...............................................................................  45
     13.2  Books of Account and Records..........................................................  45
     13.3  Application of State Law..............................................................  45
     13.4  Waiver of Action for Partition........................................................  46
     13.5  Amendments............................................................................  46
     13.6  Execution of Additional Instruments...................................................  46
     13.7  Construction..........................................................................  46
     13.8  Effect of Inconsistencies with the Act................................................  46
     13.9  Waivers...............................................................................  47
     13.10 Rights and Remedies Cumulative........................................................  47
     13.11 Attorneys' Fees.......................................................................  47
     13.12 Severability..........................................................................  47
     13.13 Heirs, Successors and Assigns.........................................................  47
     13.14 Creditors.............................................................................  47
     13.15 Counterparts..........................................................................  47
     13.16 Rule Against Perpetuities.............................................................  48
     13.17 Power of Attorney.....................................................................  48
     13.18 Investment Representations............................................................  48
     13.19 Representations and Warranties........................................................  49
     13.20 ERISA Representation and Covenant.....................................................  51
     13.21 Confidential Information..............................................................  51

     This Limited Liability Company Agreement is made and entered into effective as of the 13th day of October, 1999, (the "Effective Date") by and among the Company and each of the Members whose signatures appear on the signature page hereof (the "Initial Members"). In consideration of the mutual covenants herein contained and for other good and valuable consideration, the Members and the Company (and each person who subsequently becomes an Equity Owner) hereby agree as follows:



                                  Article 1.
                                  DEFINITIONS

     The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

     1.1  Accretion Amount.  Accretion Amount shall mean an amount, computed
          ----------------
without duplication, at the rate of six percent (6%) compounded annually on $1,000 per Preferred Unit commencing on the Effective Date and ending on the earlier of the date of dissolution of the Company, the date the Put Option is exercised pursuant to Section 10.5 or the date the Preferred Units are converted to Common Units, as appropriate.

     1.2  Act.  Act shall mean the Delaware Limited Liability Company Act, as
          ---
amended from time to time.

     1.3  Affiliate.  Affiliate shall mean, with respect to any Person, (i) any
          ---------
Person directly or indirectly controlling, controlled by, or under common control with such Person, and (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     1.4  Agreement.  Agreement shall mean this Limited Liability Company
          ---------
Agreement as originally executed and as amended from time to time.

     1.5  Business.  Business is defined in Section 3.1.
          --------

     1.6  Business Plan.  Business Plan is defined in Section 3.1.
          -------------

     1.7  Capital Account. Capital Account as of any given date shall mean the
          ---------------
Capital Account of each Equity Owner as described in Article 8 and maintained to such date in accordance with this Agreement.

     1.8  Capital Contribution.  Capital Contribution shall mean any
          --------------------
contribution to the capital of the Company in cash or property by an Equity
Owner whenever made.  "Initial Capital Contribution" shall mean the initial
                       ----------------------------
contribution to the capital of the Company pursuant to this Agreement as shown on Exhibit 8.1.
   -----------
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     1.9   Certificate of Formation or Certificate. The Certificate of Formation
           ---------------------------------------
or Certificate shall mean the Certificate of Formation of the Company as filed with the Secretary of State as the same may be amended from time to time.

     1.10  Change of Control.  Change of Control means (a) any merger or
           -----------------
consolidation to which NII is a party except for a merger in which after giving effect to such merger, the holders of NII's outstanding capital stock possessing a majority of the voting power to elect a majority of the surviving corporation's board of directors ("Voting Power") immediately prior to the merger shall continue to own the surviving corporation's outstanding capital stock possessing the Voting Power, and (b) any transaction or series of related transactions in which capital stock representing in excess of 50% of NII's Voting Power is transferred.

     1.11  Code. Code shall mean the Internal Revenue Code of 1986, as amended
           ----
from time to time.

     1.12  Common Unit. Common Unit means an Ownership Interest in the Company
           -----------
which entitles the Equity Owner who holds such Common Unit to the following:

           (a) a Proportionate share of the Profits and Losses allocated to all Common Units,

           (b) a Proportionate share of the Voting Interests attributable to all Common Units held by Members, and

           (c) such other rights and obligations set forth in this Agreement.

     1.13  Company.  Company shall mean NavigantVacations.com, LLC, a Delaware
           -------
limited liability company.

     1.14  Company Property.  All assets (real or personal, tangible or
           ----------------
intangible, including cash) of the Company.

     1.15  Confidential Information. Confidential Information means any
           ------------------------
proprietary information, whether written or oral, pertaining to the business, financial condition, strategies, plans, policies, clients or customers, inventions, trade secrets, computer programs, or processes of the disclosing party (i) that is furnished or disclosed by the disclosing party to the recipient or to the recipient's employees, representatives or agents, and (A) in the case of written information, is conspicuously marked as proprietary or confidential, or (B) in the case of information which is provided orally, is stated to be proprietary or confidential at the time of disclosure and after disclosure is reduced to writing or other tangible form and delivered within 10 business days in accordance with this agreement to the party receiving such disclosure. Confidential Information shall not include any information that (X) is already known to the receiving party at the time of receipt, as evidenced by written records made prior to such receipt,

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or (Y) is independently developed or formulated by the receiving party, or (Z)
otherwise is or becomes generally available to the public through no fault of the receiving party.

     1.16  Deficit Capital Account.  Deficit Capital Account shall mean with
           -----------------------
respect to any Equity Owner, the deficit balance, if any, in such Equity Owner's Capital Account as of the end of the Fiscal Year, after giving effect to the following adjustments:

           (a) credit to such Capital Account the amount, if any, which such Equity Owner is obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Regulations, after taking into account thereunder any changes during such year in partnership minimum gain as determined in accordance with Section 1.704-2(d) of the Regulations ("Company Minimum Gain") and in any partner nonrecourse debt minimum as determined under
Section 1.704-2(i)(3) of the Regulations ("Member Minimum Gain"); and

           (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

This definition of Deficit Capital Account is intended to comply with the provisions of Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently with those provisions.

     1.17  Depreciation.  For each Fiscal Year, an amount equal to the
           ------------
depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

     1.18  Distributable Cash.  All cash, whether revenues or other funds
           ------------------
received by the Company, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; and (iii) Reserves.

     1.19  Distribution.  Any Sale of Company Property from the Company to or
           ------------
for the benefit of an Equity Owner by reason of such Equity Owner's ownership of an Economic Interest.

     1.20  Economic Interest.  An Equity Owner's share of one or more of the
           -----------------
Profits, Losses and Distributions pursuant to this Agreement and the Act, including such rights

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that the Equity Owner has with respect to any Common Units or Preferred Units held by it, but shall not include any right to participate in the management or affairs of the Company, including, the right to vote on, consent to or otherwise participate in any decision of the Members or Manager.

     1.21  Economic Interest Owner.  The owner of an Economic Interest who is
           -----------------------
not a Member.

     1.22  Entity.  Any general partnership (including a limited liability
           ------
partnership), limited partnership (including a limited liability limited partnership), limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

     1.23  Equity Owner.  An Economic Interest Owner or a Member.
           ------------

     1.24  Fiscal Year.  The taxable year of the Company shall be a calendar
           -----------
year unless another year is required for federal income tax purposes.

     1.25  Gross Asset Value.  Gross Asset Value means, with respect to any
           -----------------
asset, the asset's adjusted basis for federal income tax purposes, except as follows:

           (a) The initial Gross Asset Value of any asset contributed by an Equity Owner to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Manager, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to
Section 8.1 hereof shall be as set forth in Exhibit 8.1, and provided further that, if the contributing Member is a Manager, the determination of the fair market value of any other contributed asset shall require the consent of the other Members owning a Majority Interest (determined without regard to the Voting Interest of such contributing Member);

           (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Manager as provided in Article 11 and as of the following times: (i) the acquisition of an additional interest by any new or existing Equity Owner in exchange for more than a de minimis contribution of property (including money);
(ii) the Distribution by the Company to an Equity Owner of more than a de minimis amount of property as consideration for an Ownership Interest; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses
(1) and (ii) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Equity Owners in the Company;

           (c) The Gross Asset Value of any Company asset Distributed to any Equity Owner shall be adjusted to equal the gross fair market value of such asset on the date of Distribution as determined by an independent appraiser selected by the Manager or by agreement of the Members holding not less 90% of all Voting Interests; and

           (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Section 8.3 and subparagraph (e) under the definition of Profits and Losses; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) of this definition to the extent that the Manager determines that an adjustment pursuant to subparagraph (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d) of this definition, then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     1.26  Holders.  Holders is defined in Section 10.5(a).
           -------

     1.27  IPO.  IPO shall mean an initial public offering of Company common
           ---
stock which shall: (a) be effected by means of a firm-commitment underwriting managed by one or more nationally recognized investment banking firms; (b) be registered with the Securities and Exchange Commission under the Securities Act;
(c) involve the listing of the Company common stock on any national securities exchange; and (d) raise gross proceeds to Company which result in a "total valuation" of the Company immediately after the IPO of $75,000,000 or more. For purposes of this definition, "total valuation" shall be (i) the initial price per share of the Company's common stock offered to the public times the total number of shares of the Company's common stock outstanding immediately after the Closing of the offering, plus (ii) the fair market value (as determined in good faith by the Manager) of any outstanding securities of the Company which are not common stock.

     1.28  Intellectual Property Rights.  Intellectual Property Rights shall
           ----------------------------
mean any (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, design patent applications, design registrations and applications for design registrations, and mask work rights, (ii) trademarks, tradenames, service marks, trade dress, logos, and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) trade secrets and confidential business information (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, and copyrightable works, (v) other proprietary rights relating to any of the foregoing, and (vi) copies and tangible embodiments thereof.

     1.29  License Agreement.  License Agreement is defined in Section 6.7.
           -----------------

     1.30  Majority Interest.  One or more Voting Interests of Members which
           -----------------
taken together exceed 50% of the aggregate of all Voting Interests.

     1.31  Manager.  Manager shall mean one or more Managers.  Specifically,
           -------
"Manager" shall mean Navigant, and any Person that succeeds it in that capacity.

     1.32  Member.  Each of the parties who executes a counterpart of this
           ------
Agreement as a Member (an "Initial Member") and each of the parties who may
                           --------------
hereafter become a Member. If a Person is a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest, such Person shall have all of the rights of a Member with respect to such purchased or otherwise acquired Ownership Interest, as the case may be.

     1.33  Membership Interest.  A Member's entire interest in the Company,
           -------------------
including such Member's Economic Interest and such other rights and privileges that the Member may enjoy by being a Member.

     1.34  Navigant.  Navigant shall mean NavigantVacations.com Holdings, inc.
           --------
a Delaware Corporation.

     1.35  Navigant Options.  Navigant Options is defined in Section 11.2(a).
           ----------------

     1.36  Navigant Dilutive Units. Navigant Dilutive Units is defined in
           -----------------------
Section 11.4(b).

     1.37  NII.  NII shall mean Navigant International, Inc., a Delaware
           ---
Corporation.

     1.38  NII Sale.  NII Sale shall mean:  (i) the sale for cash, promissory
           --------
notes and/or stock of a corporation (other than NII or an Affiliate of NII immediately before the sale) of 100 percent of the capital stock of NII and 100% of all options and warrants to acquire capital stock of NII; or (ii) the merger of NII with or into another corporation (other than NII or an Affiliate of NII immediately before the sale) pursuant to which 100 percent of the issued and outstanding capital shares of NII and 100 percent of the options and warrants to purchase capital stock of NII are exchanged for cash, notes and/or publicly traded capital stock of the acquiring corporation or an Affiliate of the acquiring corporation, or (iii) a sale or other disposition of all or substantially all of NII's assets. The value of the stock received, if any, shall be determined as of the closing of the NII Sale, based upon the closing price of such stock for the 15 trading days immediately preceding, and including, the date of closing of the NII Sale.

     1.39  Noncompetitive Activity.  Noncompetitive Activity shall mean either:
           -----------------------

           (a) Any leisure travel business booked through traditional channels, including by way of a person-to-person meeting, telephone, facsimile, mail, telephone or E-Mail provided that such business was not initiated from a web-based contact; or

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           (b) Any business travel booked through any means whatsoever, including without limitation, from a web based contact.

     1.40  Och-Ziff Partners Domestic. Och-Ziff Partners Domestic shall mean
           --------------------------
OZ Domestic Partners, L.P., a Delaware limited partnership.

     1.41  Och-Ziff Partners Overseas.  Och-Ziff Partners Overseas shall mean
           --------------------------
OZ SPCI, Ltd., a Cayman Islands exempt organization.

     1.42  Och-Ziff Partners.  Och-Ziff Partners shall mean collectively, Och-
           -----------------
Ziff Partners Domestic and Och-Ziff Partners Overseas.

     1.43  Ownership Interest.  Ownership interest shall mean:
           ------------------

           (a)  in the case of a Member, the Member's Membership Interest; and

           (b) in the case of an Economic Interest Owner, the Economic Interest Owner's Economic Interest.

     1.44  Preferred Sale Fee.  Preferred Sale Fee shall mean an amount equal
           ------------------
to the sum of the following per Preferred Unit:

           (a)  $1,000, plus
                        ----

           (b)  the Accretion Amount through the closing date of the NII Sale, plus
----

           (c)  the lesser of:
                    ------

                    (1)  The product of: (x) positive remainder, if any, of the
                             -------                  ---------
     sales price per common share of NII (adjusted as appropriate to taking into account any stock split or other recapitalization of NII's common stock subsequent to the Effective Date), minus $9.00, multiplied by (y) 133.333,
                                        -----        ----------
     and

                    (2)  $1,200.

     1.45  Proportionately Dilutive Units.  Proportionately Dilutive Units is
           ------------------------------
defined in Section 11.4(c).

     1.46  Put Period.  Put Period means any period of time during which the
           ----------
Put Right may be exercised as set forth in Section 10.5.

     1.47  Put Right. Put Right is defined in Section 10.5.
           ---------

     1.48  Person.  Any individual or Entity, and the heirs, executors,
           ------
administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

       1.49 Preferred-to-Common Conversion Option. Preferred-to-Common
            -------------------------------------
Conversion Option is defined in Section 10.5(c).

       1.50 Preferred Units. Preferred Unit means an Ownership Interest in the
            ---------------
Company which entitles the Equity Owner who holds such Preferred Unit to the following:

            (a) the Put Right described in Section 10.5, and

            (b) such other rights set forth in this Agreement.

       1.51 Profits and Losses.  Profits and Losses shall mean for each Fiscal
            ------------------
Year of the Company an amount equal to the Company's net taxable income or loss for such year as determined for federal income tax purposes (including separately stated items) in accordance with the accounting method and rules used by the Company and in accordance with Section 703 of the Code with the following adjustments:

            (a) Any items of income, gain, loss and deduction allocated to Equity Owners pursuant to Sections 9.2, 9.3 or 9.13 shall not be taken into account in computing Profits or Losses;

            (b) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses (pursuant to this definition) shall be added to such taxable income or loss;

            (c) Any expenditure of the Company described in Section 705(a)(2)(B) of the Code and not otherwise taken into account in computing Profits and Losses (pursuant to this definition) shall be subtracted from such taxable income or loss;

            (d) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

            (e) Gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

            (f) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year; and

            (g) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of an Ownership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

       1.52  Proportionately.  With respect to Common Units, Proportionately
             ---------------
means the number of Common Units held by an Equity Owner in proportion to the number of Common Units held by all Equity Owners. With respect to Preferred Units, Proportionately means the number of Preferred Units held by an Equity Owner in proportion to the number of Preferred Units held by all Equity Owners.

       1.53  Redemption Price.  Redemption Price means the purchase price paid
             ----------------
upon exercise of the Put Right as set forth in Section 10.5.

       1.54  Regulations.  Regulations shall include proposed, temporary and
             -----------
final regulations promulgated under the Code in effect as of the date of filing the Certificate and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

       1.55  Reorganization.  Reorganization shall mean the conversion of the
             --------------
Company to a corporation, an IPO or the sale of all Ownership Interests in the Company.

       1.56  Reserves.  Reserves shall mean, with respect to any fiscal period,
             --------
funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Manager for working capital and for payment of taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

       1.57  Sale or Sell.  A sale, assignment, exchange or other transfer
             ------------
(whether or not such transfer is for consideration and, in the case of transfers of Preferred Units or Common Units, whether or not such transfer is a direct or indirect transfer of such Units). A Sale shall include a direct pledge, hypothecation or grant of a security interest.

       1.58  Secretary of State.  The secretary of state of the State.
             ------------------

       1.59  Selling Equity Owner.  Any Equity Owner which Sells all or any
             --------------------
portion of its Ownership Interest.

       1.60  Sharing Ratio.  Sharing Ratio shall be as shown on Exhibit 1.
             -------------                                      ---------

       1.61  State.  State shall mean the State of Delaware.
             -----

       1.62  Successor Corporation.  Successor Corporation is defined in Section
             ---------------------
11.5.

       1.63  Two-Thirds Interest.  Two Thirds Interest shall mean one or more
             -------------------
Voting Interests of Members which when taken together exceed 66.67% of the aggregate of all Voting Interests at the time of the determination thereof.

       1.64  Unrecovered Losses.  Unrecovered Losses shall have the meaning set
             ------------------
forth in Section 9.1.

       1.65  Voting Interest.  The Voting Interest of a Member shall be
             ---------------
determined by dividing the number of Common Units owned by a Member by the total number of Common Units held by all Members. As of the date of this Agreement, the Voting Interests are as shown on Exhibit 1.
                                     ---------



                                   Article 2.
                              FORMATION OF COMPANY

       2.1   Formation.  On September 22, 1999, the Company was formed pursuant
             ---------
to the Act by the execution and delivery of a Certificate of Formation to the Secretary of State in accordance with and pursuant to the Act. The Company and the Members hereby forever discharge the organizer, and the organizer shall be indemnified by the Company and the Member from and against, any expense or liability actually incurred by the organizer by reason of having been the organizer of the Company.

       2.2   Name.  The name of the Company is NavigantVacations.com, LLC.
             ----

       2.3   Principal Place of Business.  The principal place of business of
             ---------------------------
the Company shall be 84 Inverness Circle East, Englewood, Colorado 80112. The Company may locate its places of business and registered office at any other place or places as the Manager may from time to time deem advisable.

       2.4   Registered Office and Registered Agent.  The Company's initial
             --------------------------------------
registered office and the name of the registered agent at such address shall be as set forth in the Certificate. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State pursuant to the Act.

       2.5   Term.  The term of the Company shall commence with the filing of
             ----
the Certificate of Formation and shall continue in existence until it terminates in accordance with the provisions of this Agreement or the Act.


                                   Article 3.
                              BUSINESS OF COMPANY

       3.1   Permitted Business.  The business of the Company shall be:
             ------------------

             (a) To implement the electronic consumer leisure travel business as such services are more fully described on identified on Exhibit 3.1 (the "Business"), in accordance with the initial business plan (the "Business Plan") which is attached as Exhibit 3.1;

             (b) To own, operate, expand or Sell the Business, including without limitation engaging in a Reorganization;

             (c) To acquire the assets, stock or other equity interests of other businesses or assets which are necessary to, or reasonably connected with, the Business;

             (d) To invest cash or other assets in other Entities, if such investment is necessary to or reasonably connected with the Business;

             (e) To exercise all other powers necessary to, or reasonably connected with, the Business which may be legally exercised by limited liability companies under the Act.

             (f) To engage in all activities necessary, customary, convenient or incident to any of the foregoing.


                                   Article 4.
                      NAMES AND ADDRESSES OF EQUITY OWNERS

     The names and addresses of the Initial Members are as set forth on Exhibit
                                                                        -------
13.1.
----

     The names and addresses of other Equity Owners shall be maintained as provided under Section 13.1.


                                   Article 5.
                   RIGHTS AND DUTIES OF MANAGER AND OFFICERS

       5.1   Management.  The business and affairs of the Company shall be
             ----------
managed by its Manager. Except for situations in which the approval of the Members is expressly required by this Agreement or by non-waivable provisions of applicable law, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts and activities customary or incident to the management of the Company's business. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Manager, unless the approval of all of the Managers then appointed is expressly required pursuant to this Agreement or the Act or unless a majority of the Managers provide written notice to the remaining Manager(s) prior to such Manager(s) taking a specified action that the Manager is not authorized to take such action. Unless authorized to do so by this Agreement or by the Manager, no officer, attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose.

       5.2   Number, Tenure and Qualifications. The Company shall initially have
             ---------------------------------
one (1) Manager. The number of Managers shall be fixed from time to time by the affirmative vote of Members holding at least a Two-Thirds Interest, but in no instance shall there be less than one Manager. Each Manager shall hold office until such Manager resigns pursuant to Section 5.9 or is removed pursuant to
Section 5.10. A Manager shall be appointed by the affirmative vote of Members holding at least a Two-Thirds Interest. A Manager need not be a resident of the State or a Member.

       5.3   Certain Powers of Manager.  Without limiting the generality of
             -------------------------
Section 5.1 but subject to the limitations of Section 5.4, the Manager shall have power and authority on behalf of the Company:

             (a) To acquire property from any Person as the Manager may determine. The fact that a Manager or an Equity Owner is directly or indirectly Affiliated or connected with any such Person shall not prohibit the Manager from dealing with that Person, provided that except as otherwise expressly provided in this Agreement (including without limitation, Section 8.1), the terms of any such dealing are not less favorable to the Company than could be obtained from an unrelated party; and provided further that except as expressly provided otherwise in this Agreement, the aggregate fair market value of any property acquired by the Company from NII or its Affiliates during any Fiscal Year shall not exceed $50,000 in any Fiscal Year without Oz Domestic's prior written consent;

             (b) To borrow money for the Company from banks, other lending institutions, on such terms as the Manager deems appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in Company Property to secure repayment of the borrowed sums;

             (c) To purchase liability and other insurance to protect the Company's property and business;

             (d) To hold and own any Company real and/or personal properties in the name of the Company;

             (e) To invest any Company funds (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

             (f) To execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of Company Property; assignments; bills of sale; leases; partnership agreements; operating (or limited liability company) agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Manager, to the conduct of the business of the Company;

             (g) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds;

             (h) To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose (including fulfillment and other contracts with NII and its Affiliates), in such forms as the Manager may approve provided that except as otherwise expressly provided in this Agreement the terms of any such dealing are not less favorable to the Company than are provided by NII or its Affiliates to unrelated third parties;

             (i) To execute and file such other instruments, documents and certificates which may from time to time be required by the laws of the State or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement, continue and defend the valid existence of the Company;

             (j) To enter into the License Agreement attached hereto as Exhibit 5.3(j);

             (k) To appoint officers of the Company (subject to Section 5.4(a)(1)); and

             (l) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

       5.4   Limitations on Authority.
             ------------------------

             (a) Notwithstanding any other provision of this Agreement, the Manager shall not cause or commit the Company to do any of the following without consulting with the Och-Ziff Partners:

                 (1) Appoint or elect a president of the Company;

                 (2) Enter into any agreement for the purchase of stock or of all or substantially all of the assets of any Person or Entity, or for the merger or consolidation with or into any Person or Entity if the purchase price is not greater than $5,000,000; or

                 (3) Cause the Company to issue additional Common Units, except as provided in Article 11;

             (b) Without the prior written approval of both Navigant and Och-Ziff Partners, which approval may not be unreasonably withheld if so requested by the Manager, the Manager shall not cause or commit the Company to do any of the following:

                (1) Except as provided in Section 5.3(a), 5.3(h), 5.3(j) and
     5.12 or otherwise expressly provided in this Agreement, engage in transactions with Affiliates without the consent of both Och-Ziff Partners and Navigant;

                (2) Issue Preferred Units to any Person other than Och-Ziff Partners;

                (3) Cause the Company to undergo a Reorganization (subject also to the notice requirement contained in Section 10.5(c));

                (4) Enter into any agreement for the purchase of stock or of all or substantially all of the assets of any Person or Entity, or for the merger or consolidation with or into any Person or Entity if the purchase price is greater than $5,000,000; or

                (5) The sale of all or substantially all of the Company's assets.

            (c) All of Och-Ziff Partners' approval rights pursuant to this
Section 5.4(b) shall terminate in the event that it exercises the Put Right, and thereafter the Manager shall not cause or commit the Company to do any of things specified in Section 5.4(b) without the consent of a Majority Interest, which consent may be unreasonably withheld.

       5.5  Liability for Certain Acts.
            --------------------------

            (a) Subject only to Section 10.5, the Manager does not, in any way, guarantee the return of the Equity Owners' Capital Contributions or a profit for the Equity Owners from the operations of the Company.

            (b) The Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member (or successor thereto), except to the extent, if any, that the loss or damage shall have been the result of gross negligence, fraud, deceit or willful misconduct.

       5.6  Manager and Members Have No Exclusive Duty to Company;
            ------------------------------------------------------
Noncompetition Covenant.
-----------------------

            (a) Except as expressly provided in Section 5.6(b):

                (1) The Manager and the Members shall have no exclusive duty to act on behalf of the Company.

                (2) Each Manager and Member may have other business interests and may engage in other activities in addition to those relating to the Company.

                (3) Neither the Company nor any Manager shall have any right, by virtue of this Agreement, to share or participate in any other investments or activities of any other Manager or Member.

                (4) Neither any Manager nor any Equity Owner shall incur any liability to the Company or to any of the Equity Owners as a result of engaging in any other business or venture.

          (b)   Restriction on Competition.

                (1) During the term of the Term of this Agreement, neither the Manager nor the Members shall directly or indirectly, for their own account or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

                    (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in (A) any travel agency business in direct competition with the Company or (B) any business selling any products or services in direct competition with the Company;

                    (ii) call upon any Person who is an employee of the Company or its subsidiaries for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or its subsidiaries; or

                    (iii) call upon any Person who or that is, at that time, or has been, within one (1) year prior to that time, a customer of the Company for the purpose of soliciting or selling products or services in direct competition with the Company.

                (2) The foregoing covenants shall not be deemed to prohibit the Manager or the Members from acquiring as an investment not more than fifty percent (50%) of the capital stock of a competing business, so long as the Manager or Member does not effectively control such business or participate in the day to day management of such business.

                (3) NII further agrees that it will conduct all of its electronic consumer leisure travel business through the Company.

                (4) The restrictions on competition contained in this Section
     5.6 shall not apply to Noncompetitive Activities. Noncompetitive Activities shall not be deemed to be competitive with the Company's business, and neither NII nor its Affiliates shall be restricted in any way from engaging in Noncompetitive Activities:

       5.7   Bank Accounts.  The Manager may from time to time open bank
             -------------
accounts in the name of the Company, and the Manager shall be the sole signatory thereon, unless the Manager determine otherwise.

       5.8   Indemnity of the Manager, Employees and Other Agents.
             ----------------------------------------------------

             (a) The Company shall indemnify each Manager and make advances for expenses to the maximum extent permitted under the Act, except to the extent the claim for which indemnification is sought results from an act or omission for which the Manager may be held liable to the Company or a Member under Section 5.5(b). The Company shall indemnify its employees and other agents who are not a Manager to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by a Majority Interest.

             (b) Expenses (including legal fees and expenses) incurred by a Manager in defending any claim, demand, action, suit or proceeding subject to subsection (a) above shall be paid by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Manager to repay such amount if it shall ultimately be finally determined by a court of competent jurisdiction and not subject to appeal, that the Manager is not entitled to be indemnified by the Company as authorized hereunder.

       5.9   Resignation.  Any Manager may resign at any time by giving written
             -----------
notice to the Members. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also an Equity Owner shall not affect the Manager's rights as an Equity Owner.

       5.10  Removal.  At a meeting called expressly for that purpose, all or
             -------
any lesser number of Managers may be removed, with or without cause, only with the consent of Members holding a Two-Thirds Interest (inclusive of any Voting Interests held by the Manager or its Affiliates). The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

       5.11  Vacancies.  Any vacancy occurring for any reason in the number of
             ---------
Managers shall be filled by the affirmative vote of Members holding a Two-Thirds Interest (determined without regard to any Voting Interest owned by a Manager who was removed pursuant to Section 5.10 during the preceding 24-month period). Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by the affirmative vote of a Two-Thirds Interest.

       5.12  Compensation, Reimbursement, Organization Expenses.
             --------------------------------------------------

             (a) Except as provided in Section 5.12(c), the Manager shall not be compensated for its services to the Company, except as approved by both Navigant and Och-Ziff Partners. Upon the submission of appropriate documentation each Member shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred on behalf, or at the request, of the Company.

             (b) Upon the submission of appropriate documentation the Company shall reimburse Och-Ziff Partners and NII for their legal expenses reasonably incurred by them in connection with the formation, organization and capitalization of the Company, including the legal fees incurred in connection with negotiating and drafting this Agreement and any ancillary document; provided that such reimbursement shall not exceed $65,000 for either Och-Ziff Partners (collectively) or NII.

             (c) NII shall be reimbursed for expenses it incurs in connection with shared services (including without limitation, ticket fulfillment, payroll, human resources, accounting, 24-hour services, facilities, rent, utilities, administrative costs, and third party expenses). Such reimbursement shall be on a per transaction, per call, per person or other reasonable basis, provided that the terms of any such reimbursement are not less favorable to the Company than could be obtained from an unrelated party.

             (d) The Manager shall cause the Company to make an appropriate election to treat the expenses incurred by the Company in connection with the formation and organization of the Company to be amortized under the 60-month period beginning with the month in which the Company begins business to the extent that such expenses constitute "organizational expenses" of the Company within the meaning of Code Section 709(b)(2).

       5.13  Annual Operating Plan.  The Manager shall prepare for the approval
             ---------------------
of the Members holding a Two-Thirds Interest each Fiscal Year (no later than thirty (30) days prior to the end of the then current Fiscal Year) a business plan ("Annual Operating Plan") for the next Fiscal Year, setting forth at a minimum the estimated receipts (including capital calls) and expenditures (capital, operating and other) of the Company in sufficient detail to provide an estimate of cash flow, capital proceeds and other financial requirements of the Company for such year. Any such Annual Operating Plan shall also include such other information or other matters necessary in order to inform the Members of the Company's business and to enable the Members to make an informed decision with respect to their approval of such Annual Operating Plan. The Members shall review the proposed Annual Operating Plan and shall offer any revisions thereto within 30 days. After the final Annual Operating Plan has been approved by the Members holding a Two-Thirds Interest, the Manager shall implement the Annual Operating Plan and shall be authorized to make only the expenditures and incur only the obligations provided for therein (subject to Section 5.4(b)). Notwithstanding the foregoing, the Manager may make any expenditure or incur any obligation, whether or not such expenditure or obligation is provided for in an Annual Operating Plan, which is the legal obligation of the Company and not within the reasonable control of the Manager (e.g., real or personal property taxes). If Members holding a Two-Thirds Interest are not able to agree on an Annual Operating Plan for any year, each line item in the Annual Operating Plan for the prior year shall be increased by the percentage increase in the CPI Index from the first day for which the previous Annual Operating Plan was in effect to the first day for which the new Annual Operating Plan is to be in effect. As used herein, "CPI Index" shall mean the Consumer Price Index for All Items All Urban Consumers (DPI-U)
(1982-84 = 100) for the United States, as published by the United States Department of Labor's Bureau of Labor Statistics (the "Bureau"). Should the Bureau discontinue the publication of the above index, or publish the index less frequently, or alter the index in some other manner, then the Manager shall, from time to time, adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices, and the resulting plan shall be the Annual Operating Plan for the current year.

       5.14  Right to Rely on the Manager.
             ----------------------------

             (a) Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by any Manager as to:

                     (i)   The identity of any Manager or Equity Owner;

                     (ii) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts on behalf of the Company by any Manager or which are in any other manner germane to the affairs of the Company;

                     (iii) The Persons who are authorized to execute and deliver any instrument or document of the Company; or

             (b) Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Equity Owner.

       5.15  Officers.  In exercising the authority, powers and rights granted
             --------
to it under this Agreement, the Manager may exercise such authority, powers and rights directly or through officers appointed by the Manager pursuant to the following terms and conditions.

             (a) The Manager at any time and from time to time shall have the authority to appoint a President, a Chairman, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Manager at any time and from time to time may also appoint such other officers as it shall deem necessary, including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Manager, and shall exercise such powers and perform such duties as shall be determined from time to time by the Manager.

             (b) The salaries of the officers shall be fixed by the Manager, except that the Manager may delegate to any officer or officers the power to fix the compensation of any officer appointed in accordance with the second sentence of 5.5(a).

             (c) Each officer shall hold office for one (1) year after his or her appointment by the Manager and until his or her successor is chosen or until his or her earlier resignation, death, removal or termination of his or her office. Any officer may be removed with or without cause by the Manager whenever in its judgment the best interests of the Company would be served thereby. Any officer may resign by giving written notice to the Manager. The resignation shall be effective upon receipt, or at such time as may be specified in such notice.

             (d) The Chairman, when one is appointed, may be declared by the Manager to be the Chief Executive Officer of the Company and, if so, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Manager are carried into effect. He shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing the same. The Chairman shall call meetings of the Members and the Manager to order and shall act as chairman of such meetings.

             (e) When no Chairman has been appointed, or if a Chairman has been appointed and not declared to be the Chief Executive Officer, or in the event of the death or disability of the Chairman or at his request, the President shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Manager are carried into effect. The President shall also have such powers and perform such duties as are specifically imposed upon him by law and as may be assigned to him by the Manager or the Chairman. The President shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing such committees. In the absence of a Chairman serving as Chief Executive Officer, the President shall call meetings of the Members and the Manager to order and shall act as chairman of such meetings. If no other officers are appointed, the President shall also have all of the powers and perform the duties of Secretary and Treasurer.

             (f) The Vice Presidents shall perform such duties as are generally performed by vice presidents of corporations. The Vice Presidents shall perform such other duties and exercise such other powers as the Manager, the Chairman or the President shall request or delegate. The Assistant Vice Presidents shall have such powers, and shall perform such duties, as may be prescribed from time to time by the Manager, the Chairman or the President.

             (g) The Secretary shall attend all meetings of the Manager and all meetings of the Members and shall record all votes and the minutes of all proceedings in books to be kept for that purpose. He or she shall give, or cause to be given, any notices required to be given of any meetings of the Members and of the Manager, and shall perform such other duties as may be prescribed by the Manager, the Chairman or the President. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at the Secretary's request, perform the duties and exercise the powers and authority herein granted to the Secretary.

             (h) The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Manager. He or she shall render to the Chairman, the President and the Manager, whenever requested, an account of the financial condition of the Company, and, in general, he or she shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him or her by the Manager, the Chairman or the President.

             (i) The Manager may appoint a Controller who shall keep or cause to be kept in the books of the Company provided for that purpose a true account of all transactions, and of the assets and liabilities, of the Company. The Controller shall prepare and submit to the Chairman or the President such financial statements and schedules as may be required to keep such officer currently informed of the operations and financial condition of the Company, and shall perform such other duties as may be assigned by the Manager, the Chairman or the President.

             (j) In case of the absence of any officer of the Company, or for any other reason that the Manager may deem sufficient, the Manager may delegate, for the time being, any or all of the powers or duties of such officer to any other officer.

             (k) The Manager may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Manager. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by the President, or by such officer or officers, agent or agents of the Company as authorized by the Manager and in such manner as shall from time to time be determined by written resolution of the Manager.



                                  Article 6.
                    RIGHTS AND OBLIGATIONS OF EQUITY OWNERS

       6.1   Limitation of Liability.  Except as otherwise provided by the
             -----------------------
non-waivable provisions of the Act or by this Agreement, no Equity Owner shall be liable for an obligation of the Company solely by reason of being or acting as an Equity Owner.

       6.2   List of Equity Owners.  Upon written request of any Member made in
             ---------------------
good faith and for a purpose reasonably related to the Member's rights as Member under this Agreement (which reason shall be set forth in the written request), the Manager shall provide a list showing the names, addresses and Ownership Interests of all Equity Owners. Economic Interest Owners shall have no rights to information under this Section 6.2.

       6.3   Equity Owners Have No Agency Authority.  Except as expressly
             --------------------------------------
provided in this Agreement, the Equity Owners (in their capacity as Equity Owners) shall have no agency authority on behalf of the Company.

       6.4   Company Books.  In accordance with Section 9.10 herein, the Manager
             -------------
shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books, and other relevant Company documents. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's expense.

       6.5   Priority and Return of Capital.  Except as may be expressly
             ------------------------------
provided in Article 9, no Equity Owner shall have priority over any other Equity Owner, either as to the return of Capital Contributions or as to Profits, Losses or Distributions; provided, however, that this Section 6.5 shall not apply to loans (as distinguished from Capital Contributions) which an Equity Owner has made to the Company.

       6.6   License Agreement.  Simultaneous with the execution of this
             -----------------
Agreement, NII and the Company shall execute a License Agreement, substantially in the form attached as Exhibit 5.3(j) (the "License Agreement").

       6.7   Warrants.  Simultaneous with the execution of this Agreement, the
             --------
Company shall issue a warrant to purchase an aggregate of 50,000 Common Units to the Och-Ziff Partners (in proportion to their respective Sharing Ratios) substantially in the form attached hereto as Exhibit 6.7.


                                  Article 7.
                              MEETINGS OF MEMBERS

       7.1   No Required Meetings.  The Members may, but shall not be required
             --------------------
to hold any annual, periodic or other formal meetings. However, meetings of the Members may be called by any Manager, or by any Member or Members holding at least 10% of the Voting Interests.

       7.2   Place of Meetings.  The Member or Members calling the meeting may
             -----------------
designate any place within the State as the place of meeting for any meeting of the Members; and Members holding a Two-Thirds Interest may designate any place outside the State as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company in the State.

       7.3   Notice of Meetings.  Except as provided in Section 7.4, written
             ------------------
notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten
(10) nor more than fifty (50) days
before the date of the meeting, either personally or by mail, by or at the direction of the Member or Members calling the meeting, to each Member entitled to vote at such meeting.

       7.4   Meeting of all Members.  If all of the Members shall meet at any
             ----------------------
time and place, either within or outside of the State, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

       7.5   Record Date.  For the purpose of determining Members entitled to
             -----------
notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such Distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 7.5, such determination shall apply to any adjournment thereof.

       7.6   Quorum.  Members holding at least a Majority Interest, represented
             ------
in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Voting Interests so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Voting Interests whose absence would cause less than a quorum.

       7.7   Manner of Acting.  If a quorum is present, the affirmative vote of
             ----------------
Members holding a Two-Thirds Interest shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act or by this Agreement. Unless otherwise expressly provided herein, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their Voting Interest, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter is approved by the Members.

       7.8   Proxies.  At all meetings of Members, a Member who is qualified to
             -------
vote may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

       7.9   Action by Members Without a Meeting.  Action required or permitted
             -----------------------------------
to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents or approvals describing the action taken and signed by Members holding sufficient Voting Interests, as the case may be, to approve such action had such action been properly voted on at a duly called meeting of the Members. Action taken under this Section 7.9 is effective when Members with the requisite Interests or Voting Interests, as the case may be, have signed the consent or approval, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

       7.10  Waiver of Notice.  When any notice is required to be given to any
             ----------------
Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.



                                   Article 8.
               CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

       8.1   Members' Capital Contributions.  Not later than three days after
             ------------------------------
each of the parties has executed this Agreement and delivered an executed copy of same to the Manager, each Equity Owner shall contribute such amount as is set forth in Exhibit 8.1 hereto as its share of the Initial Capital Contribution.
         -----------

       8.2   Additional Contributions.  Except as set forth in Section 8.1, no
             ------------------------
Equity Owner shall be required to make any Additional Capital Contributions. To the extent unanimously approved by the Manager, from time to time, the Equity Owners may be permitted to make additional Capital Contributions if and to the extent they so desire, and if the Manager determines that such additional Capital Contributions are necessary or appropriate in connection with the conduct of the Company's business (including without limitation, expansion or diversification). In such event, the Equity Owners shall have the opportunity (but not the obligation) to participate in such additional Capital Contributions proportionate to their Sharing Ratios.

       8.3   Capital Accounts.
             ----------------

             (a) A separate Capital Account shall be maintained for each Equity Owner. Each Equity Owner's Capital Account shall be increased by (1) the amount of money contributed by such Equity Owner to the Company; (2) the fair market value of property contributed by such Equity Owner to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); (3) allocations to such Equity Owner of Profits; and (4) any items in the nature of income and gain which are specially allocated to the Equity Owner pursuant to Sections 9.2 and
9.3. Each Equity Owner's Capital Account shall be decreased by (1) the amount of money Distributed to such Equity Owner by the Company; (2) the fair market value of property Distributed to such Equity Owner by the Company (net of liabilities secured by such Distributed property that such Equity Owner is considered to assume or take subject to under Section 752 of the Code); (3) any items in the nature of deduction and loss that are specially allocated to the Equity Owner pursuant to Sections 9.2 and 9.3; and (4) allocations to such Equity Owner of Losses.

             (b) Without limiting the other rights and duties of a transferee of an Ownership Interest pursuant to this Agreement, in the event of a permitted sale or exchange of an Ownership Interest in the Company, (1) the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Ownership Interest in accordance with
Section 1.704-1(b)(2)(iv) of the Regulations; and (2) the transferee shall be treated as the transferor for purposes of allocations and distributions pursuant to Article 9 to the extent that such allocations and distributions relate to the transferred Ownership Interest.

             (c) Subject to Section 11.5, upon liquidation of the Company, liquidating Distributions shall be made in accordance with the positive Capital Account balances of the Equity Owners, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds shall be paid in accordance with
Section 12.3 and Section 9.4(b). The Company may offset damages for breach of this Agreement by any Equity Owner whose interest is liquidated (either upon the withdrawal of the Equity Owner or the liquidation of the Company) against the amount otherwise Distributable to such Equity Owner. Subject to Section 8.1, no Equity Owner shall have any obligation to restore all or any portion of a deficit balance in such Equity Owner's Capital Account.

       8.4   Withdrawal or Reduction of Equity Owners' Contributions to Capital.
             ------------------------------------------------------------------

             (a) An Equity Owner shall not receive a Distribution of any part of its Capital Contribution to the extent such Distribution would violate Section 9.5.


                                   Article 9.
                            ALLOCATIONS, INCOME TAX,
                      DISTRIBUTIONS, ELECTIONS AND REPORTS

       9.1   Allocations of Profits and Losses from Operations.  Except as
             -------------------------------------------------
provided in Sections 9.2 and Section 9.3, and Article 11, the Profits and Losses for each Fiscal Year shall be allocated as follows:

             (a) Losses shall be allocated as follows:

                    (1) First, to the Och-Ziff Partners pro rata in accordance with their respective Common Units until the total Unrecovered Losses (as defined in Section 9.1(b)(1)) allocated pursuant to this Section 9.1(a)(1) equals $2,500,000;

                    (2) Thereafter, to the Equity Owners Proportionately in accordance with their Common Units.

             (b) Profits shall be allocated as follows:

                    (1) First, to each Equity Owner which previously has been allocated Losses pursuant to Section 9.1(a) which have not been fully offset by allocations of Profit pursuant to this Section 9.1(b)(1),
       Section 11.2, Section 11.3 and Section 11.4 ("Unrecovered Losses") until the total amount of Profits allocated to each such Equity Owner pursuant to this Section 9.1(b)(1), Section 11.2, Section 11.3 and Section 11.4 is equal to the total amount of Losses which have been allocated to such Equity Owner pursuant to Section 9.1(a). Profits allocated pursuant to this Section 9.1(b)(1) shall be allocated to the Equity Owners in proportion to their respective Unrecovered Losses; and

                    (2) Second, to the holders of the Common Units, Proportionately.

       9.2   Special Allocations to Capital Accounts.  Notwithstanding Section
             ---------------------------------------
9.1 hereof:

             (a) In the event that any Equity Owner unexpectedly receives any adjustments, allocations or Distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Regulations, which create or increase a Deficit Capital Account of such Equity Owner, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially allocated to such Equity Owner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Deficit Capital Account so created as quickly as possible. It is the intent that this Section 9.2(a) be interpreted to comply with the alternate test for economic effect set forth in Section 1.704-1(b)(2)(ii)(d) of the Regulations.

             (b) The Losses allocated pursuant to Section 9.1 hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have a Deficit Capital Account at the end of any Fiscal Year. In the event that some, but not all, of the Members would have Deficit Capital Accounts as a consequence of an allocation of Losses pursuant to Section 9.1 hereof, the limitation set forth in the preceding sentence shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations. All Losses in excess of the limitation set forth in this Section 9.2(b) shall be allocated to the Members in proportion to their respective positive Capital Account balances, if any, and thereafter to the Members in accordance with their interests in the Company as determined by the Manager in their reasonable discretion. In the event that any Equity Owner would have a Deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of any amount, if any, that such Equity Owner is obligated to restore to the Company under Section 1.704-1(b)(2)(ii)(c) of the Regulations and such Equity Owner's share of Company Minimum Gain as defined in Section 1.704-2(g)(1) of the Regulations (which is also treated as an obligation to restore in accordance with Section 1.704-1(b)(2)(ii)(d) of the Regulations), the Capital Account of such Equity

Owner shall be specially credited with items of Company income (including gross income) and gain in the amount of such excess as quickly as possible.

             (c) Notwithstanding any other provision of this Section 9.2, if there is a net decrease in the Company Minimum Gain as during a Fiscal Year, then the Capital Accounts of each Equity Owner shall be allocated items of income (including gross income) and gain for such Fiscal Year (and if necessary for subsequent Fiscal Years) equal to that Equity Owner's share of the net decrease in Company Minimum Gain. This Section 9.2(c) is intended to comply with the minimum gain chargeback requirement of Section 1.704-2 of the Regulations and shall be interpreted consistently therewith. If in any Fiscal Year that the Company has a net decrease in the Company Minimum Gain, if the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Equity Owners and it is not expected that the Company will have sufficient other income to correct that distortion, the Manager may in their discretion (and shall, if requested to do so by a Member) seek to have the Internal Revenue Service waive the minimum gain chargeback requirement in accordance with Section 1.704-2(f)(4) of the Regulations.

             (d) Notwithstanding any other provision of this Section 9.2 except
Section 9.2(c), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company Fiscal Year, each Member who has a share of the Member Minimum Gain as of the beginning of the Fiscal Year shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt. A Member's share of the net decrease in Member Minimum Gain shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations; provided, however, that a Member shall not be subject to this provision to the extent that an exception is provided by Section 1.704-2(i)(4) of the Regulations and any Revenue Rulings issued with respect thereto. Any Member Minimum Gain allocated pursuant to this provision shall consist of first, gains recognized from the disposition of Company property subject to the Member Nonrecourse Debt, and, second, if necessary, a pro rata portion of the Company's other items of income or gain (including gross income) for that Fiscal Year. This Section 9.2(d) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

             (e) Items of Company loss, deduction and expenditures described in
Section 705(a)(2)(B) of the Code which are attributable to any nonrecourse debt of the Company and are characterized as partner nonrecourse deductions under
Section 1.704-2(i) of the Regulations shall be allocated to the Equity Owners' Capital Accounts in accordance with said Section 1.704-2(i) of the Regulations.

             (f) Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in Section 1.704-2(b) of the Regulations), such deductions shall be allocated to the Equity Owners in the same manner as Loss is allocated for such period.

             (g) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) of the
Regulations, to be taken into account in determining Capital Accounts as the result of a Distribution to an Equity Owner in complete liquidation of its Ownership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Equity Owners in accordance with their interests in the Company in the event Section 1.704-1(b)(2)(iv)(m)(2) of the Regulations applies, or to the Equity Owner to whom such Distribution was made in the event
Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations applies.

             (h) Any income, gain, loss or deduction realized by the Company as a direct or indirect result of the issuance of an interest in the Company by the Company to an Equity Owner (the "Issuance Items") shall be allocated among the Equity Owners so that, to the extent possible, Capital Accounts of the Equity Owners with respect to each their Common Units (i.e., determined without regard to the portion of an Equity Owner's Capital Account which is determined with reference to such Equity Owner's Preferred Units) is Proportionate.

       9.3   Credit or Charge to Capital Accounts.  Any credit or charge to the
             ------------------------------------
Capital Accounts of the Equity Owners pursuant to Sections 9.2(a), 9.2(b), 9.2(c), 9.2(d), 9.2(e), 9.2(f) and 9.2(g) ("Regulatory Allocations") hereof shall be taken into account in computing subsequent allocations of Profits and Losses pursuant to Section 9.1, so that the net amount of any items charged or credited to Capital Accounts pursuant to Section 9.1 and the Regulatory Allocations hereof and this Section 9.3 shall to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Equity Owner pursuant to the provisions of this Article 9 if the special allocations required by the Regulatory Allocations hereof had not occurred.

       9.4   Distributions.  Except as provided in Sections 8.3(c) (with respect
             -------------
to liquidating Distributions), Section 10.5 with respect to the Put Right, and
Section 9.5 (with respect to limitations on Distributions), the Manager shall Distribute Distributable Cash to the Equity Owners not less frequently than quarterly as follows:

             (a) Distributions made before the dissolution of the Company shall be to the holders of the Common Units, Proportionately.

             (b) Distributions made after the dissolution of the Company shall be to the Equity Owners in accordance with their positive Capital Accounts, provided, however, that all liquidating distributions shall be made first to the Holders who hold Preferred Units at the time of dissolution, if any, until such Holders have received a liquidating distribution equal to $1,000 per Preferred Unit plus the Accretion Amount.

       9.5   Limitation Upon Distributions.  No Distribution shall be made if
             -----------------------------
such Distribution would violate the Act.

       9.6   Accounting Principles.  For financial reporting purposes, the
             ---------------------
Company shall use accounting principles applied in accordance with generally accepted accounting principles using the accrual method of accounting, unless the Company is required to use a different method of accounting for federal income tax purposes, in which case that method of accounting shall be the Company's method of accounting.

       9.7   Interest on and Return of Capital Contributions.  No Member shall
             -----------------------------------------------
be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

       9.8   Loans to Company.  Nothing in this Agreement shall prevent any
             ----------------
Member from making secured or unsecured loans to the Company by agreement with the Company.

       9.9   Accounting Period.  The Company's accounting period shall be the
             -----------------
Fiscal Year.

       9.10  Records and Reports.  At the expense of the Company, the Manager
             -------------------
shall maintain records and accounts of all operations and expenditures of the Company as follows:

             (a) At a minimum the Company shall keep at its principal place of business the following records:

                    (1) A current list of the full name and last known business, residence, or mailing address of each Equity Owner and Manager, both past and present;

                    (2) A copy of the Certificate of Formation of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

                    (3) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the four (4) most recent Fiscal Years;

                    (4) Copies of the Company's currently effective written Agreement, copies of any writings permitted or required with respect to an Equity Owner's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three (3) most recent Fiscal Years;

                    (5) Minutes of every annual, special meeting and court-ordered meeting;

                    (6) Any written consents obtained from Members for actions taken by Members without a meeting.

             (b) The Company shall cause the preparation and distribution to each Member of the following reports on the activities and financial position of the Company, which reports shall be prepared in accordance with generally accepted accounting principles consistently applied:

                    (1) Within 30 days after the end of each of the first three quarters, (A) balance sheet as of the end of such quarter, and (B) a detailed statement of income or loss both for the quarterly period just ended and with respect to the second and third quarters, for the period commencing with the first day of the Fiscal year and ending on the last day of the respective quarter ("Year-To-Date).

                    (2) Within 60 days after the end of each Fiscal Year, (A) a balance sheet as of the end of such Fiscal Year, and (B) a detailed statement of income or loss for such Fiscal Year.

                    (3) The Company shall also provide audited financial statements to each Member no later than 75 days after the end of each Fiscal Year.

       9.11  Returns and Other Elections.
             ---------------------------

             (a) Subject to Section 9.11(b), the Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Equity Owners within a reasonable time after the end of the Fiscal Year.

             (b) With respect to any income tax returns required to be filed by the Company, the Manager shall provide Och-Ziff Partners Domestic and its authorized representatives with copies of such completed tax returns and any applicable work papers on or prior to the fifteenth day of the third month following the close of the Company's taxable year, and Och-Ziff Partners Domestic and its authorized representatives shall have the right to review such tax returns prior to their filing. The Manager and Och-Ziff Partners Domestic agree to consult and resolve in good faith any issues arising as a result of the review of such tax returns by Och-Ziff Partners Domestic or its authorized representatives and to mutually consent to their filing. If the Manager and Och-Ziff Partners Domestic agree as to the contents of such returns, then the Manager shall file such returns as soon as practicable thereafter. In the event the parties are unable to resolve any dispute prior to the first day of the fourth month following the close of the Company's taxable year, the parties shall jointly select an independent accounting firm to resolve any issue in dispute as promptly as possible. If such accounting firm is unable to make a determination with respect to any disputed issue prior to the due date (including extensions) for filing the tax returns in question, then the Manager may file such tax returns on the due date (including extensions) therefor without such determination having been made and without Och-Ziff Partners Domestic's consent. Notwithstanding the filing of such tax returns, the accounting firm mutually selected by the parties to resolve the dispute shall make a determination with respect to any disputed issues, and the Company shall file amended tax returns consistent with such determination if the determination of the accounting firm is inconsistent with the manner in which such disputed matter was reported on the tax return.

             (c) All elections permitted to be made by the Company under federal or state laws shall be made by the Manager in its sole discretion; provided, however, that the Manager shall make any tax election requested by Members owning a Majority Interest.

       9.12  Tax Matters Partner.
             -------------------

             (a) Navigant is hereby designated the Tax Matters Partner ("TMP") as defined in Section 6231(a)(7) of the Code. The TMP and the other Members shall use their reasonable efforts to comply with the responsibilities outlined in Sections 6221 through 6233 of the Code (including any Regulations promulgated thereunder), and in doing so shall incur no liability to any other Member.

             (b) Except as expressly authorized by this Agreement, the TMP shall not make any decision or take any action without the prior authorization of Members holding a Majority Interest.

             (c) The TMP shall cause the Och-Ziff Partners to be treated as "notice partners" within the meaning of Section 6231(a)(8) of the Code. The TMP shall notify the Och-Ziff Partners regarding, and the Och-Ziff Partners shall have the right to participate in, (i) any administrative or judicial proceeding relating to the determination of partnership items at the Company level, and
(ii) any discussions with the Internal Revenue Service relating to any Member related tax matters. In addition, the TMP shall provide the Och-Ziff Partners, if they so request, with copies of notices, correspondence, work papers, documents or such other relevant tax related information as such Member reasonably may request. The TMP shall from time to time upon request of an Och-Ziff Partner confer, and cause the Company accountants and tax attorneys to confer, with such Och-Ziff Partner and its attorneys and accountants on any matters relating to a Company tax item, return or election. The TMP and the Och-Ziff Partners shall attempt in good faith to agree upon (i) the filing of any amended income tax returns, (ii) any proposed extension of the statute of limitations, (iii) the initiation and conduct of any administrative or judicial contest of any disputed issue with the IRS and (iv) any proposed settlement or compromise of any disputed issue.

             (d) Subject to Section 9.12(c), the TMP shall not, except with the prior approval of Members holding a Majority Interest, (i) initiate any action or proceeding or file any pleading, (ii) compromise or settle any issue, (iii) extend any statute of limitations, or (iv) take any action contemplated by Sections 6222 through 6232 of the

Code. Notwithstanding the foregoing, the TMP shall not without the prior written approval of the Och-Ziff Partners enter into a settlement agreement which binds the Och-Ziff Partners pursuant to Section 6224(c)(3) of the Code. The Och-Ziff Partners shall have the maximum rights permitted by law to elect not to be bound by the TMP in any administrative or judicial matter and, at the request of the Och-Ziff Partners, the TMP shall cooperate fully with the Och-Ziff Partners in making any such election.

             (e) An Och-Ziff Partner may engage legal counsel, certified public accountants, or others in its own behalf at its sole cost and expense. The provisions of this Section 9.13 shall survive the termination of the Company or the termination of any Member's interest, and shall remain binding on the Members for a period of time necessary to resolve with the Internal Revenue Service any and all matters whether in an administrative or judicial proceeding regarding the federal income taxation of the Company for any open tax year or years.

       9.13  Certain Allocations for Income Tax (But Not Book Capital Account)
             -----------------------------------------------------------------
Purposes.
--------

             (a) In accordance with Section 704(c)(1)(A) of the Code and Section 1.704-1(b)(2)(i)(iv) of the Regulations, if a Member contributes property with an initial Gross Asset Value that differs from its adjusted basis at the time of contribution, income, gain, loss and deductions with respect to the property shall, solely for federal income tax purposes (and not for Capital Account
       --------------------------------------
purposes), be allocated among the Equity Owners so as to take account of any variation between the adjusted basis of such property to the Company and its Gross Asset Value at the time of contribution pursuant to the traditional method under Section 1.704-3(b) of the Regulations.

             (b) All recapture of income tax deductions resulting from Sale or disposition of Company property shall be allocated to the Equity Owners to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Equity Owner is allocated any gain from the Sale or other disposition of such property.


                                  Article 10.
                                TRANSFERABILITY

       10.1  General.
             -------

             (a) Except as otherwise specifically provided herein, no Equity Owner shall have the right to Sell the Equity Owner's Ownership Interest.

             (b) Subject to: (i)the Put Right (defined in Section 10.5), (ii)
Section 11.2, (iii) Section 11.4, and (iv) a Reorganization of the Company pursuant to the terms of this Agreement, no Equity Owner shall have the right to Sell that Equity Owner's Ownership Interest for a period of 24 months following the Effective Date of this

Agreement without the unanimous written consent of all Members, which may be unreasonably withheld.

             (c) Each Equity Owner hereby acknowledges the reasonableness of the restrictions on Sale of Ownership Interests imposed by this Agreement in view of the Company purposes and the relationship of the Equity Owners. Accordingly, the restrictions on Sale contained herein shall be specifically enforceable.

             (d) In the event that any Equity Owner pledges or otherwise encumbers any of its Ownership Interest as security for repayment of a liability, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this Article 10, and shall require the prior unanimous written consent of all Members.

       10.2  Right of First Refusal and Co-Sale.
             ----------------------------------

             (a)  Upon the expiration of the 24-month period described in
Section 10.1(b) above, subject to Sections 11.2 and 11.4, and provided that an IPO has not occurred, an Equity Owner which desires to sell all or any portion of its Ownership Interest to a third party purchaser other than a Member shall obtain from such third party purchaser ("Third Party Purchaser") a bona fide written offer to purchase such interest, stating the terms and conditions upon which the purchase is to be made and the consideration offered therefor ("Third Party Offer"). The Selling Equity Owner shall give written notification ("Notice of Sale") to the Company and the other Equity Owners who are Members (the "Remaining Members"), by certified mail or personal delivery, of its intention to so Sell such Ownership Interest (the "Offered Interest"). The Notice of Sale shall be accompanied by a copy of the Third Party Offer. If any portion of the purchase price offered by such third party purchaser consists of consideration other than cash or a promissory note ("Non-cash Consideration"), then: the Notice of Sale also shall be accompanied by a good faith estimate by the Selling Equity Owner of the fair market value of the Non-cash Consideration ("Purchase Price").

             (b) The Remaining Members shall have the option ("Buy Option") to purchase all, but not less than all, of the Offered Interest, on a basis pro rata to the Sharing Ratios of the Remaining Members exercising such option pursuant to this Section 10.2(b). The Buy Option may be exercised by one or more of the Remaining Members by giving written notification ("Buy Notice") to the Selling Equity Owner within thirty (30) days after receiving the Notice of Sale (the "Option Period"). Each Remaining Member who timely gives a Buy Notice ("Buying Member") shall purchase such portion of the Offered Interest which is equal to the relative Sharing Ratios of all of the Buying Members. Subject to
Section 10.2(d), if there are no Buying Members, the Buy Option shall terminate and at any time within ninety (90) days following the expiration of the Option Period, the Selling Equity Owner shall be entitled to consummate the Sale of the Offered Interest to the Third Party Purchaser or one or more of its Affiliates upon terms no less favorable than are set forth in the Third Party Offer.

             (c) If there is at least one Buying Member (i) the Buying Members shall designate the time, date and place of closing, provided that the date of closing shall be within thirty (30) days after the receipt of the Buy Notice, and (ii) at the closing, the Buying Members shall purchase, and the Selling Equity Owner shall Sell, the Offered Interest for an amount equal to the lesser of (i) the Purchase Price, or (ii) the amount of the Selling Equity Owner's Capital Account plus a six percent (6%) annualized rate of return accruing on the excess of any Capital Contributions (including the agreed value of any capital contributions) over the amount of any distributions to such Equity Owner pursuant to Section 9.4(a) in the case of Common Units proposed to be sold and pursuant to Section 9.4(b) in the case of Preferred Units proposed to be sold, calculated from the dates of such respective Capital Contributions and distributions. The Buy Option shall be exercised in accordance with such other terms and conditions set forth in the Third Party Offer.

             (d)  Co-Sale Right.  To the extent that the Buy Option is not
                  -------------
exercised by the Remaining Members, each Remaining Member shall have the right (the "Co-Sale Right"), exercisable upon written notice to the Company within fifteen (15) business days after the expiration of the Option Period, beginning with the day following the expiration thereof, to participate in such Selling Equity Owner's sale of Offered Interest pursuant to the specific terms and conditions of such Notice of Sale. To the extent a Remaining Member exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the Offered Interest which Selling Equity Owner may sell pursuant to such Notice of Sale shall be correspondingly reduced. The Co-Sale Right of each Remaining Member shall be subject to the following terms and conditions.

                    (1)  Calculation. Each Remaining Member may participate in
                         -----------
     the sale of the Offered Interest on a basis pro rata to the Sharing Ratios of the Selling Equity Owner and the Remaining Members exercising such Co-Sale Right.

                    (2)  Delivery of Certificates.  Each Remaining Member
                         ------------------------
     participating in the Co-Sale Right may effect its participation in the sale by delivering to the Selling Equity Owner for transfer to the Third Party Purchaser one or more certificates, properly endorsed for transfer, which represent the interests, which such Remaining Member elects to sell.

             (e) A Sale of an Offered Interest pursuant to this Section 10.2, shall be subject to Sections 10.3 and 10.4.

       10.3  Transferee Not Member in Absence of Consent.
             -------------------------------------------

             (a) Except as provided in this Section 10.3(a) and Section 10.6, if Members holding Two-Thirds of the Voting Interests (including the Voting Interest of the Member proposing to Sell its Ownership Interest) do not approve by written consent the proposed Sale of the Selling Equity Owner's Ownership Interest to a transferee which is not a Member immediately prior to the Sale, then the proposed transferee shall have no right to participate in the management of the business and affairs of the

Company or to become a Member. Such transferee shall be merely an Economic Interest Owner. No Sale of a Member's Membership Interest (including any Sale of the Economic Interest or any other Sale which has not been approved as provided herein) shall be effective unless and until written notice (including the name and address of the proposed transferee and the date of such Sale) has been provided to the Company and the non-transferring Members.

             (b) Upon and contemporaneously with any Sale of a Member's Ownership Interest, the Selling Equity Owner shall cease to have any residual rights associated with the Ownership Interest transferred to the transferee.

       10.4  Additional Conditions to Recognition of Transferee.
             --------------------------------------------------

             (a) If a Selling Equity Owner Sells an Ownership Interest to a Person who is not already a Member, as a condition to recognizing one or more of the effectiveness and binding nature of such Sale (subject to Section 10.3 above), the remaining Members may require the Transferring Equity Owner and the proposed successor-in-interest to execute, acknowledge and deliver to the Manager such instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts which the Manager may deem necessary or desirable to accomplish any one or more of the following:

                   (1)   constitute such successor-in-interest as an Equity
Owner;

                   (2) confirm that the proposed successor-in-interest as an Economic Interest Owner, or to be admitted as a Member, has accepted, assumed and agreed to be subject and bound by all of the terms, obligations and conditions of this Agreement, as the same may have been further amended (whether such Person is to be admitted as a new Member or will merely be an Economic Interest Owner);

                   (3) preserve the Company after the completion of such Sale, under the laws of each jurisdiction in which the Company is qualified, organized or does business;

                   (4) maintain the status of the Company as a partnership for federal tax purposes; and

                   (5) assure compliance with any applicable state and federal laws, including securities laws and regulations.

             (b) Any Sale of an Ownership Interest and admission of a Member in compliance with this Article 10 shall be deemed effective as of the last day of the calendar month in which the remaining Members' consent thereto was given. The Selling Equity Owner hereby indemnifies the Company and the remaining Members against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any Sale or purported Sale in violation of this Article 10.

       10.5  Put Rights. The holders of the Preferred Units (the "Holders")
             ----------
shall have the right to require the Company to repurchase all of the Preferred Units (the "Put Right") upon the occurrence of any of the following and subject to the conditions set forth below:

             (a) Subject to Section 10.5(g), if an IPO has not occurred within 24 months after the Effective Date then the Holders shall have the right to exercise the Put Right at an aggregate purchase price equal to the remainder of:
                                                                   ---------
(x) either (i) $14,062,500 ($1,125 per Preferred Unit) in the event the Put Right is exercised within 90 days after the second anniversary of the Effective Date, or (ii) $14,937,500 ($1195 per Unit) in the event that the Put Right is exercised within 90 days after the third anniversary of the Effective date, minus (y) the aggregate amount of any distributions made pursuant to Section
-----
9.4(b) with respect to the Preferred Units. Such Put Right may be exercised only during the 90-day period beginning on each of the second or third anniversary of the Effective Date.

             (b)  If NII is in default of (x) the Consolidated Leverage Ratio in
Section 7.9(a) of the Amended and Restated Credit Agreement, dated August 6, 1999, among NII, the Lenders named therein (the "Lenders") and others (the "Credit Agreement") or (y) the Consolidated Net Worth Coverage in Section 7.9(c) of the Credit Agreement, then the Holders shall have the right to exercise the Put Right, unless the Lenders have waived the default. Within 45 days after the end of each of its fiscal quarters, NII shall provide the Holders with a certificate of a daily authorized officer stating that NII is in compliance with Sections 7.9(a) and 7.9(c) of the Credit Agreement, or, if not, a description of the default. Such Put Right may be exercised at any time during the 30 day period following the Holders' receipt of an officer's certificate stating that NII is in default.

             (c) Upon a Change of Control of NII, the Holders may exercise the Put Right at any time during the 30 day period following the effective date of the Change of Control; provided that the Holders may not exercise the Put Right if immediately following the Change of Control, the Holders, their Affiliates or any Persons acting in concert with the Holders and/or their Affiliates own (x) 50% or more of the Voting Power of NII or (y) all or substantially all of the assets of NII.

             (d) Upon the purchase by NII (in public or private transactions) of 25% or more of its outstanding common stock within a 60 day period (the "25% Purchase"), the Holders shall have the right to exercise the Put Right at any time during the 30-day period following the 25% Purchase.

             (e) The following terms and conditions shall apply to the exercise of the Put Right:

                    (1) The Redemption Price for the Preferred Units purchased pursuant to Sections 10.5(b), (c) and (d) shall equal the remainder of (x) $1,000 per Preferred Unit, plus the Accretion Amount to the date the Put Option is exercised, minus (y) the aggregate amount of any distribution made pursuant to Section 9.4(b) with respect to the Preferred Units;

                    (2) Prior to the expiration of any Put Period, the Holders shall give notice to the Company of their intention to exercise the Put Right (the "Put Notice");

                    (3) The Company shall pay the Redemption Price (in cash or readily available funds) to the Holders within 30 days of receiving the Put Notice (the "Put Closing Date"); and

                    (4) On the Put Closing Date, the Holders shall transfer the Preferred Units to the Company free and clear of all liens and encumbrances whatsoever, subject to the terms of this Agreement.

             (f)  In the event that both:

                        (i) The Holders timely exercise the Put Right in accordance with this Section 10.5, and are ready, willing and able to transfer the Preferred Units to the Company free and clear of all liens and encumbrances whatsoever, subject to the terms of this Agreement, and

                        (ii) the Company fails to timely purchase all or any portion of the Preferred Units in accordance with this Section 10.5 or is for any reason unable to timely pay the Redemption Price, then NII shall purchase from the Holders, and the Holders shall transfer to NII (free and clear of all liens and encumbrances), any of such Preferred Units which are not purchased by the Company, no later than 35 days after the date of the Put Notice, at the Redemption Price per Preferred Unit. In such event, NII shall thereafter have the option at any time to require the Company to purchase the Preferred Units for an amount equal to the Redemption Price per Preferred Unit, plus eight percent (8%) per annum from the date that NII purchased the Preferred Units from the Holders.

             (g) Notwithstanding anything to the contrary in this Agreement, the Company may not undergo a Reorganization unless it has given at least 30 days advance written notice of such Reorganization to the Holders, if any. At any time after the Effective Date and prior to the expiration of 30 days after written notice from Navigant to the Holders that the Company will undergo a Reorganization (the "Preferred-to-Common Conversion Period"), the Holders may exercise the Put Right in the manner described in Section 10.5(a) and Section 10.5(f). If the Holders do not exercise the Put Right within such Preferred-to-Common Conversion Period, then in connection with the Reorganization, the Preferred Units shall be canceled and the Holders shall receive in exchange therefor, that number of common shares in the Successor Corporation which is equal to the number of common shares in the Successor Corporation that the Holders would have received had they converted their Preferred Units to Common Units pursuant to Section 11.3, immediately prior to the Reorganization.

             (h) If the Company is converted to a corporation then at the time of the conversion, the Company shall enter into a Registration Agreement in substantially the form of Exhibit 10.5(h).

             (i) NII shall give notice ("Sale Notice") to the Holders prior to a NII Sale. If, and only if, within 15 calendar days after the Sale Notice, the Holders give notice to NII of the Holders' decision to exercise their rights under this Section 10.5(i) ("Exit Notice"), then (x) NII shall pay to Holders an amount equal to the Preferred Sale Fee at the closing of the NII Sale, and Holders shall transfer to NII 12,500 Preferred Units free and clear of all liens and encumbrances; and (y) NII shall pay to the Och-Ziff Partners an amount equal to $2,500,000, and the Och-Ziff Partners shall transfer to NII, free and clear of all liens and encumbrances, all 125,000 Common Units issued to the Och-Ziff Partners on the Effective Date together with all of the warrants issued to the Och-Ziff Partners pursuant to the Warrant Agreement set forth in Exhibit 6.7 and any Common Units acquired pursuant to the exercise of any warrants pursuant to the Warrant Agreement.

       10.6  Sales to Affiliates.  An Equity Owner may Sell all or any portion
             -------------------
of its Membership Interest to an Affiliate which:

                  (1) is an Entity which directly or indirectly owns not less than eighty percent (80%) of the voting interests in the Selling Equity Owner,

                  (2) is an Entity in which the Selling Equity Owner directly or indirectly owns not less than eighty percent (80%) of the voting interests, or

                  (3) is an Entity in which not less than 80% of the voting interests are directly or indirectly held by an Entity which directly or indirectly owns not less than 80% of the Selling Equity Owner, and such Sale shall not be subject to the restrictions on Sale contained in
Section 10.1, Section 10.2, Section 10.3, or Section 10.5, provided, however, that the transferee shall be subject to all of the restrictions on Sale contained in this Article 10 to the same extent as was the Selling Equity Owner prior to such Sale. A transferee pursuant to this Section 10.6 shall automatically be admitted as a Member upon compliance with Section 10.4.

       10.7  Right of First Offer.
             --------------------

             (a) Upon approval by the Manager to offer to issue additional Ownership Interests in the Company, the Manager shall provide the holders of the Preferred Units with notice of the proposed offer and issuance which notice shall state:

                    (1) the aggregate number of Ownership Interests to be offered and the designation of such Interests (the "Offered Interests"), and the purchase price for the Offered Interests;

                    (2) the other terms and conditions upon which the Company is offering the Offered Interests;

                    (3) the holders of the Preferred Units shall have the right to purchase any or all of the Offered Interests; and

                    (4) the date the purchase price for the Offered Interests is due and the date the Offered Interests will be issued, which date shall not be less than 30 days after this notice is delivered to the holders of the Preferred Units.


             (b) No later than 10 business days after the notices have been given by the Manager pursuant to Section 10.7(a), each of the holders of the Preferred Units shall notify the Manager whether it elects to acquire any or all of the Offered Interests. The Manager shall promptly notify all holders of Preferred Units that have elected to purchase Offered Interests (the "Participating Members") of the total amount of Offered Interests that the holders of Preferred Units have elected to purchase and the number of Offered Interests that the holders of the Preferred Units have not elected to purchase. Within five business days after that notice is given, each of the Participating Members shall notify the Manager whether it elects to purchase all or any portion of the remaining Offered Interests. If more than one Participating Member elects to purchase the remainder of such Offered Interests, the remainder of the Offered Interests shall be allocated among such Participating Members upon such basis as they may agree or, in the absence of an agreement, in proportion to the number of Units owned by such Participating Member relative to such other Participating Members.


             (c) To the extent that the Participating Members do not elect to acquire all of the Offered Interest, the Manager may offer the remainder of the Offered Interests to third parties on terms and conditions that are not more favorable to such third party than those set forth in the notice provided in
Section 10.7(a) for a period of six months. If the Manager determines that it is necessary to change any of the terms and conditions of the offering of the remainder of the Offered Interests in a way that is materially more favorable to prospective purchasers (e.g., a purchase price reduction of five percent or
                        ----
more), then the Manager shall first re-offer the remainder of the Offered Interests to the holders of the Preferred Interests in accordance with the preceding terms of this Section 10.7.


             (d) This Section 10.7 shall not apply to any Units issued: (i) pursuant to the exercise of a warrant pursuant to the Warrant Agreement attached as Exhibit 6.7 or (ii) pursuant to the exercise of an option or conversion privilege described in the Section 11.2, 11.3 or 11.4.



                                  Article 11.
         ISSUANCE OF MEMBERSHIP INTERESTS; OPTIONS; CONVERSION RIGHTS

       11.1  Issuance of Additional Membership Interests to New Members; Right
             -----------------------------------------------------------------
of First Offer.
---------------

             (a) Subject to Section 5.4 and Section 11.4, from the date of the formation of the Company, any Person may become a Member of the Company and receive from the Company Common Units or Preferred Units upon such terms approved by Members holding not less than 90% of the Voting Interests. Except as expressly provided otherwise in Section 11.4, any issuance of Common Units or Preferred Units, as the case may be, shall Proportionately reduce the Common Units or Preferred Units, as appropriate, held by all Equity Owners.

       11.2  Navigant Options.
             ----------------

             (a) Navigant is hereby granted options ("Navigant Options") to purchase for an exercise price of ten dollars ($10) per Unit, 111,111 Common Units, exercisable at any time after the Effective Date upon fifteen (15) days notice to the other Member(s). Upon exercise of any Navigant Options pursuant to this Section 11.2, the Gross Asset Values of the Company assets shall be adjusted to their respective fair market values as determined by the Manager in its reasonable discretion. Any Profit or Loss arising from such adjustment shall be allocated to the Common Units in a manner to cause the capital account balance attributable to each Common Unit to be Proportionate to, or as close as possible to Proportionate, to each other Common Unit (i.e., determined without regard to the portion of an Equity Owner's Capital Account which is determined with reference to such Equity Owner's Preferred Units). Navigant may transfer or exchange all or any portion of the Navigant Options granted pursuant to this
Section 11.2 to any Person who is an employee or independent contractor of either (i) NII's Affiliates, or (ii) NII on or after the Effective Date.

             (b) Navigant may transfer or exchange the Navigant Options or the Units acquired upon exercise of the Navigant Options to any Affiliate of NII, or to any employee or independent contractor of NII or any of its Affiliates ("Navigant Service Performer"). Navigant may purchase from a Navigant Service Performer (or his or her successor) a Navigant Option or Common Units acquired upon exercise of a Navigant

Option without regard to any restrictions on transfer contained in Article 10 of this Agreement. Any Navigant Options which are transferred to Navigant Service Performers shall be reflected in a Unit Option Agreement substantially in the form attached as Exhibit 11.2(b). Persons who acquire Common Units pursuant to the exercise of a Navigant Option shall execute a Unit Restriction Agreement in substantially the form attached as Exhibit A to the Unit Option Agreement attached as Exhibit 11.2(b).

       11.3  Conversion of Preferred Units to Common Units.  At the election of
             ---------------------------------------------
the Holders upon ten (10) days advance written notice to the Company, at any time prior to the earlier of: (i) the expiration of the Preferred-to-Common Conversion Period (defined in Section 10.5(c))or (ii) the dissolution of the Company, each Preferred Unit may be converted into that number of Common Units which is equal to the sum of the following (x) 10, plus (y) the Accretion Amount with respect to each such Preferred Unit divided by 125. Upon the conversion of the Preferred Units to Common Units, the Gross Asset Values of the Company assets shall be adjusted to their respective fair market values as determined by the Manager in its reasonable discretion. Any Profit or Loss arising from such adjustment shall be allocated to the Common Units in a manner to cause the capital account balance attributable to each Common Unit to be Proportionate to, or as close as possible to Proportionate, to each other Common Unit (i.e.,
                                                                     ----
determined without regard to the portion of an Equity Owner's Capital Account which is determined with reference to such Equity Owner's Preferred Units).

       11.4  Issuance of Common Units (and Options to Acquire Common Units) to
             -----------------------------------------------------------------
Employees; Dilution.
-------------------

             (a) Navigant may cause the Company to issue up to 115,000 Common Units (or options to purchase Common Units) to any one or more Company employees or independent contractors, or to the employees or independent contractors of any Entity in which not less than 80% of the interests in profits and losses are directly or indirectly owned by Company ("Company Subsidiary"), under the terms of any agreement between the Company and/or Company Subsidiary and an employee or pursuant to any employee benefit plan of the Company whether qualified or nonqualified (such agreement or plan shall be hereafter collectively referred to as a "Plan") which is approved by the Manager. Common Units issued pursuant to
Section 11.2 shall not be considered Units issued pursuant to this Section 11.4.

             (b) Except as provided in Section 11.4(c), in the event that the Company issues Common Units pursuant to Section 11.4(a), including the exercise of options issued pursuant to Section 11.4(a):

                    (1) The number of outstanding Common Units owned by the Och-Ziff Partners immediately prior to such issuance shall not be reduced as a result of such issuance, and

                    (2) The number of Common Units owned by Navigant shall be reduced by the number of Common Units issued pursuant to Section 11.4(a).

       Units described in this Section 11.4(b) shall be referred to as Navigant Dilutive Units.

             (c) The Common Units of all Equity Owners and the holders of options to acquire Common Units will be subject to dilution, Proportionately, in the event that Common Units (or options to acquire Common Units) are issued to employees or independent contractors of businesses or Entities acquired directly or indirectly by the Company after the Effective Date. Units described in this
Section 11.4(c) shall be referred to as "Proportionately Dilutive Units").

             (d) If any of the Navigant Dilutive Units or any options to acquire Navigant Dilutive Units are forfeited by one or more holders (or their successors), then notwithstanding anything in this Agreement, such Navigant Dilutive Units or options to acquire Navigant Dilutive Units shall be forfeited to Navigant (and not to the Company). Navigant may purchase from a Navigant Service Performer (or his or her successor) Navigant Dilutive Units or any options to acquire Navigant Dilutive Units without regard to any restrictions on transfer contained in Article 10 of this Agreement. Notwithstanding anything to the contrary in Section 10.2 and 10.3, Navigant Dilutive Units shall be subject to transfer restrictions contain in a Unit Restriction Agreement substantially in the form attached as Exhibit 11.4(d).

             (e) If any Proportionately Dilutive Units or any options to acquire Proportionately Dilutive Units are forfeited by one or more holders (or their successors), then notwithstanding anything in this Agreement, such Proportionately Dilutive Units or options to acquire Proportionately Dilutive Units shall be forfeited to the Company (and not directly to a Member). Notwithstanding anything to the contrary in Section 10.2 and 10.3 of this Agreement, Proportionately Dilutive Units shall be subject to transfer restrictions contained in a Unit Restriction Agreement substantially in the form attached as Exhibit 11.4(e).

             (f) Upon issuance of any Units pursuant to this Section 11.4, the Gross Asset Values of the Company assets shall be adjusted to their respective fair market values as determined by the Manager in its reasonable discretion. Any Profit or Loss arising from such adjustment shall be allocated to the Common Units in a manner to cause the capital account balance attributable to each Common Unit to be Proportionate to, or as close as possible to Proportionate, to each other Common Unit (i.e., determined without regard to the portion of an Equity Owner's Capital Account which is determined with reference to such Equity Owner's Preferred Units).

       11.5  Conversion of Common Units Upon Reorganization.  Notwithstanding
             ----------------------------------------------
anything to the contrary in this Agreement: (i) in the event that the Company undergoes a Reorganization ("Successor Corporation"), each Common Unit shall be converted to the same number of common shares in the resulting corporation ("Successor Corporation") as is each and every other Common Unit, and (ii) each option to acquire Common Units in the Company, shall, if not exercised prior to such Reorganization, be converted to an option to acquire the same number of common shares of the Successor

Corporation that would have been issued to such option holder if such option had been converted to Common Units immediately prior to the Reorganization, and the exercise price of such options shall be adjusted accordingly to reflect the Reorganization.

       11.6  Part Year Allocations With Respect to New Members.  No new Equity
             -------------------------------------------------
Owners shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. In accordance with the provisions of Section 706(d) of the Code and the Regulations promulgated thereunder, the Manager may, at its option, at the time a Member is admitted, close the Company books (as though the Company's Fiscal Year had ended) or make pro rata allocations of loss, income and expense deductions to a new Equity Owner for that portion of the Company's Fiscal Year in which an Equity Owner became an Equity Owner.


                                  Article 12.
                          DISSOLUTION AND TERMINATION

       12.1  Dissolution.
             -----------

             (a) The Company shall be dissolved only upon the occurrence of any of the following events:

                    (1) Prior to the third anniversary of the Effective Date, by the unanimous written agreement of Members, provided, however, that any dissolution which is caused by a Reorganization may be approved by Members holding a Two-Thirds Interest;

                    (2) Subsequent to the third anniversary of the Effective Date, by one or more Members holding a Two-Thirds Interest.

Notwithstanding anything to the contrary in the Act, the Company shall not be dissolved upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of an Equity Owner.

             (b) As soon as possible following the occurrence of any of the events specified in Section 12.1(a) effecting the dissolution of the Company, the appropriate representative of the Company shall execute all documents required by the Act at the time of dissolution and file or record such statements with the appropriate officials.

       12.2  Effect of Dissolution.  Upon dissolution, the Company shall cease
             ---------------------
to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until winding up and Distribution is completed.

       12.3  Winding Up, Liquidation and Distribution of Assets.
             --------------------------------------------------

             (a) Upon dissolution, an accounting shall be made by the Company's Manager of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager shall immediately proceed to wind up the affairs of the Company.

             (b) If the Company is dissolved, other than a dissolution which is caused by a Reorganization, and its affairs are to be wound up, the Manager shall:

                    (1) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent that particular assets are to be distributed to Members as provided in (4) below and except to the extent that the Manager may determine to Distribute in kind any assets to one or more Equity Owners);

                    (2) Allocate any Profit or Loss resulting from such Sales to the Equity Owners' Capital Accounts in accordance with Article 9 hereof, provided however, that any such Profit or Loss (including profit or loss
       -------- -------
       pursuant to Section 12.3(b)(5) below), shall first be allocated to the Equity Owners so as to cause the Capital Account of each Equity Owner (after taking into account any adjustment pursuant to this Agreement in connection with any redemption and/or sale of the Preferred Units pursuant to Section 10.5) to be Proportionate to the Capital Account of each other Equity Owner on the basis of the number of Common Units held by each respective Equity Owner;

                    (3) Discharge all liabilities of the Company, including liabilities to Equity Owners who are also creditors, to the extent otherwise permitted by law, other than liabilities to Equity Owners for Distributions and the return of capital, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Equity Owners, the amounts of such Reserves shall be deemed to be an expense of the Company);

                    (4) Subject to Section 9.4(b), Distribute the remaining assets to the Equity Owners in accordance with their positive Capital Account balances:

                        (i) first, distribute to each of the Initial Members an undivided one-half interest, or, pursuant to subsection (c) below, distribute to Navigant the entire interest, as applicable, in all Intellectual Property Rights of the Company. NII and its Affiliates, and each Initial Member, as applicable, shall be entitled to use such Intellectual Property distributed pursuant to this subsection (i) in any manner without notice or accounting to the other;

                        (ii) second, distribute in kind any other assets, if any, which the Manager determines are to be distributed to Equity Owners.

                    (5) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by an independent appraiser selected by the Manager, or by

       Agreement of the Members holding not less than 90 percent of the Voting Interests. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Equity Owners shall be adjusted pursuant to the provisions of Article 9 and Section 8.3 of this Agreement to reflect such deemed Sale; and

                    (6) The positive balance (if any) of each Equity Owner's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's Fiscal Year during which the liquidation occurs) shall be Distributed to the Equity Owners, either in cash or in kind, as determined by the Manager, with any assets Distributed in kind being valued for this purpose at their fair market value. Any such Distributions to the Equity Owners in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations.

                    (7) Any Intellectual Property Rights of a Member or its Affiliates immediately prior to dissolution or termination of the Company ("Member IP") shall be retained by the Member and any licenses or other rights granted to the Company with respect to such Member IP shall terminate at the time the Company is terminated or dissolved.

             (c) Upon dissolution of the Company, other than a dissolution which is caused by a Reorganization, Navigant shall, at Navigant's option, have the first right to require the Company to transfer solely to Navigant (or its designee) any or all Intellectual Property Rights of the Company (other than Member IP, which shall be governed exclusively by subsection (b)(7) above) in consideration either for the payment by Navigant to the Company of an amount of cash equal to the fair market value of such Intellectual Property Rights (determined by a mutual agreement of the Members or if they cannot agree, by independent appraisal) or for a reduction in Navigant's Capital Account in an amount equal to such fair market value. If Navigant does not exercise its right to acquire any Intellectual Property Rights of the Company, then each Initial Member shall receive an undivided one-half interest in such Intellectual Property Rights as set forth in subsection (b)(4)(i) above. The cost of any appraisal(s) shall be borne by the Company.

             (d) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, if any Equity Owner has a Deficit Capital Account (after giving effect to all contributions, Distributions, allocations and other Capital Account adjustments for all Fiscal Years, including the year during which such liquidation occurs), such Equity Owner shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Equity Owner to the Company or to any other Person for any purpose whatsoever.

               (e) Upon completion of the winding up, liquidation and Distribution of the assets, the Company shall be deemed terminated.

             (f) The Manager shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final Distribution of its assets.

       12.4  Filing or Recording Statements.  Upon the conclusion of winding up,
             ------------------------------
the appropriate representative of the Company shall execute all documents required by the Act at the time of completion of winding up and file or record such statements with the appropriate officials.

       12.5  Return of Contribution Nonrecourse to Other Equity Owners.  Except
             ---------------------------------------------------------
as provided by law and Subject to Section 10.5, upon dissolution, each Equity Owner shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Equity Owners, such Equity Owners shall have no recourse against any other Equity Owner.


                                  Article 13.
                            MISCELLANEOUS PROVISIONS

       13.1  Notices.  Any notice, demand, or communication required or
             -------
permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served if sent by telecopy or facsimile transmission, delivered by messenger or overnight courier, or mailed, certified first class mail, postage prepaid, return receipt requested, and addressed or sent to the Equity Owner's and/or Company's address, as set forth on Exhibit 13.1. Such notice shall be effective: (a) if delivered by messenger or by overnight courier, upon actual receipt (or if the date of actual receipt is not a business day, upon the next business day); (b) if sent by telecopy or facsimile transmission, upon confirmation of receipt (or if the date of such confirmation of receipt is not a business day, upon the next business day); or (c) if mailed, upon the earlier of three (3) business days after deposit in the mail and the delivery as shown by return receipt therefor. Any Equity Owner or the Company may change its address by giving notice in writing to the Company and the other Equity Owners of its new address.

       13.2  Books of Account and Records.  Proper and complete records and
             ----------------------------
books of account shall be kept or shall be caused to be kept by the Manager, in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such books and records shall be maintained as provided in Section 9.10. The books and records shall at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Equity Owners or their duly authorized representatives during reasonable business hours.

       13.3  Application of State Law.  This Agreement, and the application and
             ------------------------
interpretation hereof, shall be governed exclusively by its terms and by the laws of the State, and specifically the Act.

       13.4  Waiver of Action for Partition.  Each Equity Owner irrevocably
             ------------------------------
waives during the term of the Company any right that it may have to maintain any action for partition with respect to the Company Property.

       13.5  Amendments. This Agreement may be amended only with the written
             ----------
agreement of Members holding not less than ninety percent (90%) of the Voting Interests. No amendment which has been agreed to in accordance with the preceding sentence shall be effective to the extent that such amendment has a Material Adverse Effect upon one or more Equity Owners who did not agree in writing to such amendment. For purposes of the preceding sentence, "Material Adverse Effect" shall mean any modification of the relative rights to Distributions by the Company (including allocations of Profits and Losses which are reflected in the Capital Accounts). Without limiting the generality of the foregoing: an amendment which has a proportionate effect on all Equity Owners (or in the case of a redemption of Ownership Interests or issuance of additional Ownership Interests, an amendment which has a proportionate effect on all Equity Owners immediately after such redemption or issuance) with respect to their rights to Distributions shall be deemed to not have a Material Adverse Effect on Equity Owners who do not agree in writing to such amendment. Notwithstanding the foregoing provisions of this Section 13.5, no amendment shall be made to a provision herein which requires the vote, approval or consent of the Members holding more than ninety percent (90%) of the Voting Interests, unless Members holding such greater Voting Interests approve of such amendment.

       13.6  Execution of Additional Instruments.  Each Equity Owner hereby
             -----------------------------------
agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

       13.7  Construction.  Whenever the singular number is used in this
             ------------
Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

       13.8  Effect of Inconsistencies with the Act.  It is the express
             --------------------------------------
intention of the Equity Owners and the Company that this Agreement shall be the sole source of agreement among them, and, except to the extent that a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. In the event that the Act is subsequently amended or interpreted in such a way to make valid any provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. The Members and the Company hereby agree that the duties and obligations imposed on the Members as such shall be those set forth in this Agreement, which is intended to govern the relationship among the Company and the Equity Owners, notwithstanding any provision of the Act or common law to the contrary.

       13.9   Waivers.  The failure of any party to seek redress for violation
              -------
of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

       13.10  Rights and Remedies Cumulative.  The rights and remedies provided
              ------------------------------
by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

       13.11  Attorneys' Fees.  Should the Company or any party to this
              ---------------
Agreement reasonably retain counsel for the purpose of enforcing or preventing breach of any provision of this Agreement, including but not limited to instituting any action or proceeding to enforce any provision of this Agreement, for damages by reason of any alleged breach of any provision of this Agreement, for damages by reason of any alleged breach of any provision of this Agreement, for a declaration of such party's rights or obligations under this Agreement or for any other judicial remedy, then, if the matter settled by judicial determination or arbitration, the prevailing party (whether at trial, on appeal, or arbitration) shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred, including, but not limited to, reasonable attorneys' fees and costs for services rendered to the prevailing party.

       13.12  Severability.  If any provision of this Agreement or the
              ------------
application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. Without limiting the generality of the foregoing sentence, to the extent that any provision of this Agreement is prohibited or ineffective under the Act or common law, this Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under the Act or common law.

       13.13  Heirs, Successors and Assigns.  Each and all of the covenants,
              -----------------------------
terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

       13.14  Creditors.  None of the provisions of this Agreement shall be for
              ---------
the benefit of or enforceable by any creditors of the Company.

       13.15  Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     13.16  Rule Against Perpetuities.  The parties hereto intend that the
            -------------------------
Rule Against Perpetuities (and any similar rule of law) not be applicable to any provisions of this Agreement. However, notwithstanding anything to the contrary in this Agreement, if any provision in this Agreement would be invalid or unenforceable because of the Rule Against Perpetuities or any similar rule of law but for this Section 13.16, the parties hereto hereby agree that any future interest which is created pursuant to said provision shall cease if it is not vested within twenty-one (21) years after the death of the survivor of the group composed of the undersigned individuals and their issue who are living on the effective date of this Agreement.

     13.17  Power of Attorney.  Each Equity Owner hereby irrevocably makes,
            -----------------
constitutes and appoints the Manager, with full power of substitution, so long as such Manager are acting in such a capacity (and any successor Manager thereof so long as such Manager is acting in such capacity), its true and lawful attorney, in such Equity Owner's name, place and stead (it is expressly understood and intended that the grant of such power of attorney is coupled with an interest) to make, execute, sign, acknowledge, swear and file with respect to the Company:

            (a) all documents which the Manager deems necessary or desirable to effect the dissolution and termination of the Company;

            (b) all such other instruments, documents and certificates which may from time to time be required by the laws of the State or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement, continue and defend the valid existence of the Company; and

            (c) all instruments, documents and certificates which the Manager deems necessary or desirable in connection with a Reorganization which has been authorized in accordance with the terms of this Agreement.

     This power of attorney shall not be affected by and shall survive the bankruptcy, insolvency, death, incompetency, or dissolution of an Equity Owner and shall survive the delivery of any assignment by the Equity Owner of the whole or any portion of its Ownership Interest. Each Equity Owner hereby releases each Manager from any liability or claim in connection with the exercise of the authority granted pursuant to this power of attorney, and in connection with any other action taken by such Manager pursuant to which such Manager purports to act as the attorney-in-fact for one or more Equity Owners, if the Manager believed in good faith that such action taken was consistent with the authority granted to it pursuant to this Section 13.17.

     13.18  Investment Representations.  The undersigned Equity Owners, if
            --------------------------
any, understand (1) that the Ownership Interests evidenced by this Agreement have not been registered under the Securities Act of 1933, the State Securities Act or any other state securities laws (the "Securities Acts") because the Company is issuing these Ownership Interests in reliance upon the exemptions from the registration requirements of the

Securities Acts providing for issuance of securities not involving a public offering, (2) that the Company has relied upon the fact that the Ownership Interests are to be held by each Equity Owner for investment, and (3) that exemption from registrations under the Securities Acts would not be available if the Ownership Interests were acquired by an Equity Owner with a view to Distribution.

     Accordingly, each Equity Owner hereby confirms to the Company that such Equity Owner is acquiring the Ownership Interests for such own Equity Owner's account, for investment and not with a view to the resale or Distribution thereof. Each Equity Owner agrees not to Sell or offer for Sale any portion of the Ownership Interests unless there is an effective registration or other qualification relating thereto under the Securities Act of 1933 and under any applicable state securities laws or unless the holder of Ownership Interests delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under such Act and applicable state securities laws is not required in connection with such offer or Sale. Each Equity Owner understands that the Company is under no obligation to register the Ownership Interests or to assist such Equity Owner in complying with any exemption from registration under the Securities Act if such Equity Owner should at a later date, wish to dispose of the Ownership Interest. Furthermore, each Member realizes that the Ownership Interests are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission unless such Equity Owner is not an "affiliate" of the Company and the Ownership Interest has been beneficially owned and fully paid for by such Equity Owner for at least three years.

     Each Equity Owner, prior to acquiring an Ownership Interest, has made an investigation of the Company and its business, and the Company has made available to each Equity Owner, all information with respect to the Company which such Equity Owner needs to make an informed decision to acquire the Ownership Interest. Each Equity Owner has relied on its own tax and legal advisors in connection with such Equity Owner's decision to acquire an Ownership Interest. Each Equity Owner considers himself, herself or itself to be a person possessing experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of such Equity Owner's investment in the Ownership Interest.

     13.19  Representations and Warranties.
            ------------------------------

            (a)  In General.  As of the date hereof, each of the Equity Owners
                 ----------
hereby makes each of the representations and warranties applicable to such Equity Owner as set forth in Section 13.19(b) hereof, and such warranties and representations shall survive the execution of this Agreement.

            (b)  Representations and Warranties.  Each Member hereby
                 ------------------------------
represents and warrants that:

                   (1)  Due Incorporation or Formation; Authorization of
                        ------------------------------------------------
     Agreement.  Such Equity Owner is a corporation duly organized or a
     ---------
     partnership
     or limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, partnership or limited liability company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Equity Owner is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Equity Owner has the corporate, partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement constitutes the legal, valid, and binding obligation of such Equity Owner.

                    (2)  No Conflict with Restrictions; No Default.  Neither
                         -----------------------------------------
     the execution, delivery, and performance of this Agreement nor the consummation by such Equity Owner of the transactions contemplated hereby
     (1) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Equity Owner or any of its Affiliates, (2) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement, limited liability company agreement or operating agreement of such Equity Owner or any of its Affiliates or of any material agreement or instrument to which such Equity Owner or any of its Affiliates is a party or by which such Equity Owner, or any of its Affiliates is or may be bound or to which any of its material properties or assets is subject, (3) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Equity Owner or any of its Affiliates is a party or by which such Equity Owner or any of its Affiliates is or may be bound, or (4) will result in the creation or imposition of any lien upon any of the material properties or assets of such Equity Owner or any of its Affiliates.

                    (3)  Government Authorizations.  Any registration,
                         -------------------------
     declaration, or filing with, or consent, approval, license, permit, or other authorization or order by, any government or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by such Equity Owner under this Agreement or the consummation by such Equity Owner of any transaction contemplated hereby has been completed, made, or obtained on or before the effective date of this Agreement.

                     (4)  Litigation.  There are no actions, suits, proceedings,
                          ----------
     or investigations pending or, to the knowledge of such Equity Owner or any of its Affiliates, threatened against or affecting such Equity Owner or any of its Affiliates or any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair such Equity Owner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such member; and such Equity Owner or any of its Affiliates has not received any currently effective notice of any default, and such Equity Owner or any of its Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Equity Owner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Equity Owner.

                     (5)  Investment Company Act; Public Utility Holding Company
                          ------------------------------------------------------
     Act.  Neither such Equity Owner nor any of its Affiliates is, nor will the
     ---
     Company as a result of such Equity Owner holding an Ownership Interest be, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. Neither such Equity Owner nor any of its Affiliates is, nor will the Company as a result of such Equity Owner holding an Ownership Interest be, a "holding company," "an affiliate of a holding company," or a "subsidiary of a holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     13.20  ERISA Representation and Covenant.  Och-Ziff Partners hereby
            ---------------------------------
represents, warrants and covenants that (a) its investment in the Company does not create "plan assets" under Department of Labor Regulation 2510.3-101 and (b) Och-Ziff Partners will not permit any investment or take any action in the future that would create "plan assets."

     13.21  Confidential Information. All Confidential Information of an
            ------------------------
Equity Owner shall remain the property of such Equity Owner. Except as set forth herein or in the License Agreement, the Company shall not, at any time, use (except in the business of the Company) or disclose to any Person any Confidential Information of an Equity Owner.

            (a) Except as set forth herein, no Equity Owner shall prior to the completion of the winding up and liquidation of the Company (the "Liquidation") or for a period of two years thereafter, use or disclose to any Person (except in the business of the Company) any Confidential Information of the Company.
The foregoing limitation shall not apply to the use or disclosure by Navigant of any Intellectual Property Rights of

Navigant, including any Intellectual Property Rights obtained by Navigant from the Company pursuant to this Agreement or the License Agreement.

          (b) Notwithstanding anything to the contrary in this Agreement, an Equity Owner may disclose Confidential Information (i) with the prior written consent of the other Equity Owner; (ii) to the extent necessary to comply with applicable law, or an order or information request of any civil or judicial authority, in which event the party making such disclosure shall so notify the other parties as promptly as practicable and if possible, prior to making such disclosure shall seek confidential treatment of such information; (iii) to its auditors, attorneys or other professional advisors; provided that such Equity
                                                    --------
Owner shall be liable for any breach of this Section caused by such auditors, attorneys or professional advisors; or (iv) in connection with the enforcement of such Equity Owner's rights under this Agreement or any agreement which is expressly contemplated herein.

          (c) Upon request, the Company and each of the Equity Owners shall return to the owner of any Confidential Information all copies, transcriptions of other reproductions of, and any notes relating to, such owner's Confidential Information. The parties acknowledge and agree that each of the parties would be irreparably harmed if any of its Confidential Information were to be used or disclosed in violation of this Agreement, and further agree that each of the parties shall have the right to seek and obtain injunctive relief upon any violation of this Section 13.20, in addition to all of the rights and remedies available at law or in equity.

          (d) The terms of confidentiality under this Agreement shall not be construed to limit any Equity Owner's (or its Affiliates') rights to independently develop or acquire services or products without use of another party's Confidential Information. Nothing in this Section 13.20 shall be deemed to grant to either Equity Owner a license under any other Equity Owner's Intellectual Property Rights.

                                  CERTIFICATE

    IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the Effective Date.



                                    COMPANY:
                                    --------

                                    NAVIGANTVACATIONS.COM, LLC



                                    By:__________________________________
                                     Title:___________________________
                                     NavigantVacations.com Holdings, inc.
                                     Its: Manager



                                    MEMBERS:
                                    --------

                                    NAVIGANTVACATIONS.COM HOLDINGS, INC.

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                                    OZ DOMESTIC PARTNERS, L.P.

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                                    OZ SPCI, LTD.

                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________

NAVIGANT INTERNATIONAL, INC.

By:______________________________
Name:____________________________
Title:___________________________

                                  EXHIBIT 3.1

                             NAVIGANTVACATIONS.COM

                           BUSINESS PLAN, JULY 1999



                                       *



















*This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

                                Exhibit 5.3(j)

                               License Agreement

     This License Agreement is made this 13/th/ day of October, 1999, by and between Navigant International, Inc., a Delaware corporation ("Navigant"), and NavigantVacations.com, LLC, a Delaware limited liability company (the "Company").

                                   Recitals

     A. The Company has been formed for the purpose of developing and/or acquiring and operating an electronic consumer leisure travel business (the "Business"), as described in the Company's initial business plan, which is attached as Exhibit 3.1 to the LLC Agreement (as defined below).

     B. Navigant desires to grant to the Company a non-exclusive license (without the right to sublicense) to use certain of its intellectual property, as described in this Agreement, in the conduct of the Business, subject to the terms and conditions set forth in this Agreement.

     C.   The Company desires to accept such license from Navigant.

                                  Agreements

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Navigant and the Company agree as follows:

     1.  Definitions.  In addition to certain terms defined elsewhere in this
         -----------
Agreement, when used with initial capital letters, the terms listed below shall have the following meanings:

             1.1 "Affiliate" means, with respect to Navigant, any other person or entity controlling, controlled by or under common control with Navigant. Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or voting interests, by contract or otherwise.

             1.2 "Company Owned IP" means all Intellectual Property Rights owned by the Company as of the Effective Date or developed or acquired by or on behalf of the Company and its Affiliates after the Effective Date, but shall not be deemed to include the Licensed IP or any Enhancements of the Licensed IP.

             1.3 "Effective Date" means the date set forth in the introductory paragraph to this Agreement.

             1.4 "Enhancements" means any and all modifications, updates, enhancements, translations and compilations.

             1.5 "Intellectual Property Rights" means any (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, design patent applications, design registrations and applications for design registrations, and mask work rights, (ii) trademarks, tradenames, service marks, trade dress, logos, and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) trade secrets and confidential business information (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, and copyrightable works, (v) other proprietary rights relating to any of the foregoing, and (vi) copies and tangible embodiments thereof.

             1.6 "Licensed IP" means all Intellectual Property Rights owned by Navigant as of the Effective Date, or developed or acquired by or on behalf of Navigant after the Effective Date, that relate to, or are useful in connection with the development and operation of, the Business, including the items described on Schedule 1.6 attached hereto, but excluding the Navigant
             ------------
Trademarks.

             1.7 "LLC Agreement" means that certain Limited Liability Company Agreement of NavigantVacations.com, LLC, dated effective as of October 13, 1999.

             1.8 "Navigant Trademarks" means the trade names, trademarks and service marks of Navigant set forth on Schedule 1.8 attached hereto.
                                       ------------

     2.   Licenses to Company.
          -------------------

             2.1  Grant of License. Navigant hereby grants to the Company the
                  ----------------
non-exclusive, perpetual (except as provided herein), royalty-free right and license to use the Licensed IP in connection with the development, marketing, maintenance, operation and support of the Business (the "License"). The term "use" shall include the right to copy, display and perform the Licensed IP, prepare Enhancements of the Licensed IP, and copy, display and perform such Enhancements of the Licensed IP, provided that any and all Enhancements of the Licensed IP, including but not limited to Enhancements of the Licensed IP developed by a third party on behalf of the Company, shall be the sole property of Navigant. During the term of the License, Company shall have the right to use, in accordance with the terms of the License and this Agreement, any Enhancement of the Licensed IP that is developed by or on behalf of the Company.

             2.2  Trademark License.  Navigant hereby grants to the Company the
                  -----------------
non-exclusive, perpetual (except as provided herein), royalty-free right and license to use the Navigant Trademarks in connection with the operation of the Business (the "Trademark License"), provided that the Company (i) does not create a unitary composite mark involving any of the Navigant Trademarks without the prior written approval of Navigant; (ii) displays symbols and notices provided by Navigant indicating the trademark status and ownership of the Navigant Trademarks; and (iii) uses the Navigant Trademarks in accordance with reasonable quality control guidelines, if any, provided to the Company in writing by Navigant.

                  (1)  Ownership of Navigant Trademarks. The Company
                       --------------------------------
     acknowledges that its utilization of the Navigant Trademarks shall not create in it, nor will it represent that is has, any right, title or interest in or to the Navigant Trademarks, other than as expressly provided in this Agreement. The Company shall not do anything contesting or impairing the Intellectual Property Rights of Navigant in the Navigant Trademarks, including seeking to register the Navigant Trademarks as part of a composite trademark, trade name or service mark.

                  (2)  Infringement Proceedings. The Company shall promptly
                       ------------------------
      notify Navigant of any unauthorized use of the Navigant Trademarks of which it has knowledge, and shall provide Navigant with its reasonable cooperation and assistance, at Navigant's cost, with respect to any proceedings brought by Navigant with respect to such infringement or alleged infringement.

            2.3   No Sublicense.  The Company shall not sublicense any of the
                  -------------
rights granted pursuant to this Section 2 without Navigant's prior written consent.

            2.4   Notice of Enhancements. The Company shall provide prompt
                  ----------------------
written notice to Navigant, and shall provide a copy and all information reasonably requested by Navigant related thereto, of any Enhancement of the Licensed IP developed by or on behalf of the Company.

            2.5   Termination of Licenses. The License and the Trademark License
                  -----------------------
shall terminate upon any of the following events:

                  (1) immediately and without notice upon the dissolution of the Company, other than a dissolution which is caused by a Reorganization (as defined in the LLC Agreement);

                  (2) upon written notice to the Company in the event a receiver is appointed for the Company, or the Company makes an assignment for the benefit of creditors, becomes insolvent, or voluntary or involuntary proceedings are instituted by or against such other party under any bankruptcy or insolvency laws and such proceedings are not terminated within 90 days; or

                  (3) immediately and without further notice if the Company is in breach of any material provision of this Agreement and does not cure such breach within a period of 30 days after receipt of written notice specifying such breach.

      3.    Proprietary Rights.  The Company acknowledges that, as between
            ------------------
Navigant and Licensee, all right, title and interest in and to, and ownership of, all Intellectual Property Rights in the Licensed IP and any Enhancements thereof or copies thereof (collectively, the "Navigant IP Rights") shall at all times reside exclusively in Navigant or such third parties as Navigant may in its sole discretion determine. The Company shall place appropriate notices provided by Navigant of Navigant's ownership of the Navigant IP Rights in connection with all uses thereof and shall comply with all reasonable directions which may be submitted by Navigant from time to time regarding the form and placement of patent, copyright and other proprietary rights notices with respect to the Navigant IP Rights. The Company shall be entitled only to such rights with respect to the Navigant IP Rights as are specifically granted in this Agreement and to no other rights. If the Company, or any third party engaged by the Company, is deemed by a trier of fact to have any ownership interest in any Navigant IP Rights, the Company agrees to assign, or use commercially reasonable efforts to cause such third party to assign, all of such ownership interests to Navigant. The Company shall reasonably cooperate with Navigant and shall cause to be executed all such instruments and documents as

Navigant may reasonably request in connection with such assignment. The Company shall not take any action that might encumber or expose the Navigant IP Rights or the license rights granted herein to any claims, liens or other forms of encumbrance; provided, however, that the Company may pledge its rights under this Agreement for financing purposes, including any assignment of such rights to a lender required in connection therewith. The Company acknowledges that Navigant and its Affiliates are in the travel services business, and it is the express understanding and agreement of the parties that Navigant and its Affiliates shall own and be entitled to use the Navigant IP Rights in connection with all current and any future businesses or services, subject to any limitations set forth in the LLC Agreement or any collateral agreement to which Navigant is a party.

     4.  License to Navigant.
         -------------------

           4.1  Grant of License.  The Company hereby grants to Navigant the
                ----------------
non-exclusive, perpetual, royalty-free right and license to use the Company Owned IP in connection with the development, marketing, maintenance, operation and support of any business of Navigant or its Affiliates, subject to any limitations set forth in the LLC Agreement or any collateral agreement to which Navigant is a party (the "Cross License"). The term "use" shall include the right to copy, display, perform and prepare Enhancements of the Company Owned IP, provided that any and all Enhancements of the Company Owned IP made by or on behalf of Navigant shall be the sole property of the Company. The terms of (i) Sections 2.3 (other than with respect to a sublicense to an Affiliate of Navigant), 2.4, 5.2 and 6.2 (other than with respect to a sale, transfer or assignment to an Affiliate of Navigant), and (ii) Section 3 (but only during the term of the License and the Trademark License) shall apply mutatis mutandis to the Cross License granted in this Section 4 such that the Company shall have the same benefits and rights (except as modified herein) with respect to the Company Owned IP and Enhancements thereto as Navigant has with respect to the Licensed IP pursuant to said Sections.

           4.2  Limitation.  Notwithstanding the Cross License granted in
                ----------
Section 4.1, if the Company is restricted in its use of all or part of the Company Owned IP or any Enhancement thereto as a result of the provisions of the LLC Agreement, the parties agree to negotiate in good faith the terms of the respective uses by each party of such Company Owned IP or Enhancement.

     5.  Representations, Warranties and Limitations.
         -------------------------------------------

           5.1  Authority.  Each party to this Agreement hereby represents and
                ---------
warrants that it has the right, and sufficient authority, to enter into this Agreement.

           5.2  Disclaimer of Performance Warranties.  The Licensed IP is
                ------------------------------------
licensed "AS IS" and without any warranty of any kind relating to the performance or sufficiency thereof.

           5.3  Proprietary Rights Warranty and Indemnity by Navigant.  Navigant
                -----------------------------------------------------
hereby represents and warrants that it owns (and will continue to own for the duration of this Agreement) all right, title and interest in and to the Licensed IP and the Navigant Trademarks. Navigant shall defend any suit or proceeding brought against the Company insofar as such suit or proceeding shall be based upon a claim that the use of the Licensed IP or the Navigant Trademarks by Company in accordance with the terms of this Agreement infringes, violates or constitutes a wrongful use of any United States Intellectual Property Right or any Canadian or United Kingdom trademark right. The Company shall notify Navigant in writing of any such suit or proceeding promptly upon first learning of such suit or proceeding, and shall provide Navigant, at Navigant's sole cost, with such assistance and cooperation as Navigant may reasonably request in the defense thereof. Navigant shall have sole control over any such suit or proceeding; provided, however, that Navigant shall not settle any such suit or proceeding on behalf of the Company without the Company's consent, which shall not be unreasonably withheld. Navigant shall pay all damages and costs finally awarded against the Company (or payable by the Company pursuant to a settlement agreement) in connection with any such suit or proceeding. If in Navigant's opinion any of the Licensed IP or Navigant Trademarks is likely to or becomes the subject of a claim for patent, copyright, trade secret or other intellectual property right infringement, Navigant may, at its option and expense, either procure for the Company the right to continue to use such Licensed IP or Navigant Trademark or replace or amend the same to eliminate the infringement. If Navigant is unable, after making all reasonable efforts, to take either such action, Navigant shall be entitled to terminate the License or the Trademark License, as the case may be, with respect to such infringing Licensed IP or Navigant Trademark. Navigant shall have no obligation to defend and shall not be liable for any infringement or claim thereof for any claim based upon (i) the operation or use of the Licensed IP with any programs or data not supplied or approved in writing by Navigant if such infringement would have been avoided by the operation or use of the Licensed IP without such programs or data, or (ii) for any claim based upon an Enhancement of the Licensed IP made by or on behalf of Company.

           5.4  Disclaimer.  EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NAVIGANT
                ----------
AND THE COMPANY HEREBY DISCLAIM ALL WARRANTIES WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE LICENSED IP AND THE COMPANY OWNED IP, RESPECTIVELY. NEITHER NAVIGANT NOR THE COMPANY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO EACH OTHER OR ANY THIRD PARTY FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, EVEN IF SUCH PARTY IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

           5.5  Limitation on Applicability.  Notwithstanding anything in this
                ---------------------------
Agreement to the contrary, but subject to any applicable limitations under the LLC Agreement, the Company shall not be precluded from performing any act or using any Intellectual Property Right, including without limitation the Navigant IP Rights, in a manner which would have been permissible (i) had the parties not entered into this Agreement, and (ii) with respect to any Navigant IP Rights, had Navigant willfully disclosed such elements to the Company, or had the Company otherwise lawfully obtained such elements..

     6.  General.
         -------

           6.1  Entire Agreement.  This Agreement, the Schedules hereto and the
                ----------------
LLC Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof. No amendment or modification of any provision of this Agreement shall be effective unless set forth in a document that is executed by both parties to this Agreement.

           6.2  Assignment.  Subject to the proviso in Section 3 with respect to
                ----------
pledges and assignments in respect of financing, the Company shall not sell, transfer or assign any right or obligation hereunder without the prior written consent of Navigant. Any act in derogation of the foregoing shall be null and void.

           6.3  Force Majeure.  Neither party shall be held liable for failure
                -------------
to fulfill its obligations hereunder if such failure is due to a natural calamity, act of government or similar cause beyond the reasonable control of such party.

           6.4  Notices.  All notices, reports, records, or other communications
                -------
which are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier, or by certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:


             If to Navigant:

             Navigant International, Inc.
             84 Inverness Circle East
             Englewood, CO  80112
             Attention:  Robert C. Griffith
             Fax No.:  (303) 706-0678

             with a copy to:

             Betty C. Arkell, Esq.
             Holland & Hart LLP
             555 Seventeenth Street
             Suite 3200
             Denver, CO  80202

             If to the Company:

             c/o Navigant International, Inc.
             84 Inverness Circle East
             Englewood, CO  80112
             Attention:  Robert C. Griffith

             Fax No.:  (303) 706-0678

             with a copy to:

             Michael R. Littenberg, Esq.
             Schulte Roth & Zabel LLP
             900 Third Avenue
             New York, New York  10022

or to such other address as such party may have given to the other by notice pursuant to this Section. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or certified mail.

           6.5  Governing Law.  The validity, construction, and performance of
                -------------
this Agreement shall be governed by the internal laws of the State of New York, without reference to the conflicts of laws principles thereof.

           6.6  Severability.  If any provision of this Agreement is held by a
                ------------
court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

           6.7  Counterparts.  This Agreement may be signed in any number of
                ------------
counterparts, each of which shall be an original instrument, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.


                                  NAVIGANT INTERNATIONAL, INC.


                                  By:   ________________________________
                                  Name: ________________________________
                                  Title:________________________________


                                  NAVIGANTVACATIONS.COM, LLC

                                  By:  NavigantVacations.com Holdings, Inc.,
                                       its Manager


                                       By:  ____________________________
                                       Name:____________________________
                                       Title:___________________________

                                 Schedule 1.6
                                      to
                               License Agreement
                            dated October 13, 1999
                                by and between
                         Navigant International, Inc.
                                      and
                          NavigantVacations.com, LLC


                                 Licensed IP*
                                 -----------


 .  Internet technology that relates to, or is useful in connection with the development and operation of, the Business
 .  Know-how, techniques, and research and development that relate to, or are useful in connection with the development and operation of, the Business
 . Trade secrets, including access to customer lists, that relate to, or are useful in connection with the development and operation of, the Business


     *Schedule to be finalized after execution of Agreement

                                 Schedule 1.8
                                      to
                               License Agreement
                            dated October 13, 1999
                                by and between
                         Navigant International, Inc.
                                      and
                          NavigantVacations.com, LLC


                             Navigant Trademarks*
                             -------------------

Mark                    Country        Application Number      Application Date

NAVIGANT                USA            75/596,878              11/30/98
                        CANADA         pending                 5/3/99
                        U.K.           2198926                 6/1/99

FLYING BIRD DESIGN      USA            75/596,880              11/30/98


*Information regarding applications and registrations to be updated after execution.

                                  Exhibit 6.7

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                          NAVIGANTVACATIONS.COM, LLC

                         COMMON STOCK PURCHASE WARRANT

No. W-[ ]                                              October 13, 1999

                         Void after October 13, 2009         Warrant to Purchase
                                                             50,000 Common Units

     NavigantVacations.com, LLC, a Delaware Limited Liability Corporation (the "Company"), for value received, hereby certifies that the Och-Ziff Partners (as defined in the LLC Agreement), or registered assigns (the "Holder"), is entitled to purchase from the Company 50,000 duly authorized, validly issued, fully paid and nonassessable Common Units of the Company (the "Common Units"), at a purchase price of $60.00 per unit, at any time or from time to time prior to 5:00 P.M., New York City time, on October 13, 2009 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant (the "Warrant").

     This Warrant is issued in connection with the Limited Liability Company Agreement of the Company (the "LLC Agreement"). The Warrant originally so issued evidences rights to purchase an aggregate of 50,000 Common Units subject to adjustment as provided herein. For purposes herein, prior to such time as an IPO shall occur, the term Common Stock shall mean Common Units, and subsequent to an IPO, the term Common Stock shall mean shares of the Company as reorganized pursuant to an IPO. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the LLC Agreement.

          1.   DEFINITIONS.  As used herein, unless the context otherwise
               -----------
requires, the following terms shall have the meanings indicated:

          "Business Day" shall mean any day other than a Saturday or a Sunday or
           ------------
a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
successor agency having jurisdiction to enforce the Securities Act.

          "Common Units" shall have the meaning assigned to it in the
           ------------
introduction to this Warrant, such term to include any stock into which such Common Unit shall have been changed or any stock resulting from any reclassification of such Common Unit, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

          "Company" shall have the meaning assigned to it in the introduction to
           -------
this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with
Section 4.

          "Convertible Securities" shall mean any evidences of indebtedness,
           ----------------------
shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

          "Current Market Price" shall mean, on any date specified herein, the
           --------------------
average of the daily Market Price during the 10 consecutive trading days commencing 15 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by the NASD automated quotation system in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended from time to time, and the rules and regulations thereunder, or any successor statute.

          "Expiration Date" shall have the meaning assigned to it in the
           ---------------
introduction to this Warrant.

          "Fair Value" shall mean, on any date specified herein (i) in the case
           ----------
of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof determined in good faith by the Board of Directors of the Company. For the purpose of clause
(iii), the Fair Value of any Company Common Stock or Other Securities shall not be less than the per share consideration (measured on a fully-converted basis) received by the Company in a third party transaction occurring simultaneously with or most recently preceding the Board's determination of Fair Value.

          "Holder" shall have the meaning assigned to it in the introduction to
           ------
this Warrant.

          "LLC Agreement" shall have the meaning assigned to it in the
           -------------
introduction to this Warrant.

          "Market Price" shall mean, on any date specified herein, the amount
           ------------
per share of the Common Stock, equal to (i) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, (iii) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the Fair Value thereof.

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "Options" shall mean any rights, options or warrants to subscribe for,
           -------
purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

          "Other Securities" shall mean any stock (other than Common Stock) and
           ----------------
other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

          "Person" shall mean any individual, firm, partnership, corporation,
           ------
trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

          "Purchase Price" shall mean initially $60.00 per share, subject to
           --------------
adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

          "Restricted Securities" shall mean (i) any warrants bearing the
           ---------------------
applicable legend set forth in Section 10.2, (ii) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of the Warrant which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (iii) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrant as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

          "Securities Act" shall mean the Securities Act of 1933, as amended
           --------------
from time to time, and the rules and regulations thereunder, or any successor statute.

          2.     EXERCISE OF WARRANT.
                 -------------------

          2.1.  Manner of Exercise; Payment of the Purchase Price.  (a) This
                -------------------------------------------------
Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

          (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iii) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

          2.2.  When Exercise Effective.  Each exercise of this Warrant shall be
                -----------------------
deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

          2.3.  Delivery of Stock Certificates, etc.; Charges, Taxes and
                --------------------------------------------------------
Expenses.  (a) As soon as practicable after each exercise of this Warrant, in
--------
whole or in part, and in any event within five (5) Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or as the Holder may direct,

          (i) a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, and

          (ii) in case such exercise is for less than all of the shares of Common Stock purchasable under this Warrant, a new warrant or warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

          (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

          2.4.  Company to Reaffirm Obligations.  The Company shall, at the time
                -------------------------------
of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder.

          3.    ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.
                -------------------------------------------------

          3.1.  Adjustment of Number of Shares.
                ------------------------------

                Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          3.2.  Treatment of Stock Dividends, Stock Splits, etc.  In case the
                -----------------------------------------------
Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, the Purchase Price in effect immediately prior to such declaration or subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased.

          3.3.  Adjustments for Combinations, etc.  In case the outstanding
                ---------------------------------
shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          3.4.  Dilution in Case of Other Securities.  In case any Other
                ------------------------------------
Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Purchase Price and the number of shares purchasable upon Warrant exercise shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrant, so as to protect the holders of the Warrant against the effect of such dilution.

          3.5.  De Minimis Adjustments.  If the amount of any adjustment of the
                ----------------------
Purchase Price per share required pursuant to this Section 3 would be less than $.02, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Purchase Price of at least $.02 per share. All calculations under this Warrant shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

          3.6.  Abandoned Dividend or Distribution.  If the Company shall take a
                ----------------------------------
record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Purchase Price and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

          3.7.  IPO Restructuring.  Notwithstanding anything else contained in
                -----------------
this Warrant, upon the occurrence of an IPO, this Warrant, including the Purchase Price and the number of Common Units being offered under this Warrant, as adjusted, shall be adjusted and converted into a Warrant entitling the Holder to purchase that number of shares of Common Stock as shall be determined in accordance with the ratio used to convert the Common Units into Common Stock upon the IPO, and that the Purchase price shall be adjusted accordingly to reflect the conversion.

          4.    CONSOLIDATION, MERGER, ETC.
                --------------------------

          4.1.  Adjustments for Consolidation, Merger, Sale of Assets,
                ------------------------------------------------------
Reorganization, etc.  In case the Company after the date hereof (a) shall
-------------------
consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate

Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

          4.2.  Assumption of Obligations.  Notwithstanding anything contained
                -------------------------
in the Warrant or in the LLC Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section
4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the LLC Agreement.

          5.    OTHER DILUTIVE EVENTS.  In case any event shall occur as to
                ---------------------
which the provisions of Section 3 or Section 4 hereof are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the purchase rights represented by this Warrant.

          6.    NO DILUTION OR IMPAIRMENT.  The Company shall not, by amendment
                -------------------------
of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrant from time to time outstanding, and (c) shall not take any action which results in any adjustment of the Purchase Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the full exercise of the Warrant would exceed the total number of shares of

Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

          7.    CERTIFICATE AS TO ADJUSTMENTS.  In each case of any adjustment
                -----------------------------
or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, the Treasurer or one of the Assistant Treasurers of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and
(c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof. The Company shall, upon the request in writing of the Holder (at the Company's expense), retain independent public accountants of recognized national standing selected by the Board of Directors of the Company to make any computation required in connection with adjustments under this Warrant, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment, which shall be binding on the Holder and the Company.

          8.    NOTICES OF CORPORATE ACTION.  In the event of:
                ---------------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles (other than a regularly scheduled cash dividend payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person or any other capital transaction, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date therein specified.

          9.    REGISTRATION OF COMMON STOCK  Company covenants and agrees that
                ----------------------------
all shares of Company Common Stock which may be issued upon exercise of this Warrant will have, upon issuance in accordance with the terms of this Warrant, registration rights on terms in accordance with the form of Registration Agreement attached as Exhibit __ to the LLC Agreement.

          10.   RESTRICTIONS ON TRANSFER.
                ------------------------

          10.1. Restrictions on Transfer.  This Warrant and all Common Stock
                ------------------------
(and Other Securities) issuable upon exercise of this Warrant shall be subject to the same restrictions on transfer as an Equity Owner's Interest as set forth in the LLC Agreement.

          10.2. Restrictive Legends.  Except as otherwise permitted by this
                -------------------
Section 10, each Warrant (including each Warrant issued upon the transfer of any Warrant) and certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

          10.3. Transfer to Comply With the Securities Act.  Restricted
                ------------------------------------------
Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.

          11.  AVAILABILITY OF INFORMATION.  So long as the Company shall not
               ---------------------------
have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall, at any time and from time to time, upon the request of any holder of Restricted Securities and upon the request of any Person designated by such holder as a prospective purchaser of any Restricted Securities, furnish in writing to such holder or such prospective purchaser, as the case may be, a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the Company's most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonably available, provided that, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than 16 months prior to the date of such request, statements of profit and loss and retained earnings for the 12 months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than six months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than six months prior to the date of such request. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act)) and will take such further action as any holder of Restricted Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any other rule or regulation now existing or hereafter adopted by the Commission. Upon the request of any holder of Restricted Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

          12.  RESERVATION OF STOCK, ETC.  The Company shall at all times
               --------------------------
reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrant. All shares of Common Stock (or Other Securities) issuable upon exercise of the Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and each such canceled Warrant shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrant. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

          13.   REGISTRATION AND TRANSFER OF WARRANTS, ETC.
                -------------------------------------------

          13.1. Warrant Register; Ownership of Warrant.  Each warrant issued by
                --------------------------------------
the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered holder of any warrant on the Warrant Register as the owner in fact thereof for all purposes. If and when any warrant is properly assigned in blank, the Company shall treat the bearer thereof as the owner of such warrant for all purposes. Subject to Section 10, a warrant, if properly assigned, may be exercised by a new holder without a new warrant first having been issued.

          13.2. Transfer of Warrant.  Subject to compliance with Section 10, if
                -------------------
applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.

          13.3. Replacement of Warrant.  On receipt by the Company of evidence
                ----------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

          13.4. Adjustments To Purchase Price and Number of Shares.
                --------------------------------------------------
Notwithstanding any adjustment in the Purchase Price or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

          13.5. Fractional Shares.  Notwithstanding any adjustment pursuant to
                -----------------
Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

          14.  REMEDIES; SPECIFIC PERFORMANCE.  The Company stipulates that
               ------------------------------
there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

          15.  NO RIGHTS OR LIABILITIES AS SHAREHOLDER.  Nothing contained in
               ---------------------------------------
this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

          16.  NOTICES. All notices and other communications (and deliveries)
               -------
provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of its President at its principal office located at __________________ or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section, or (b) if to the Holder, at its address as it appears in the Warrant Register.

          All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

          17.  AMENDMENTS.  This Warrant and any term hereof may not be amended,
               ----------
modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

          18.  DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for
               --------------------------
convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender;
(2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

          19.  GOVERNING LAW.  This Warrant shall be governed by, and construed
               -------------
in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

          20.  JUDICIAL PROCEEDINGS; WAIVER OF JURY.  Any legal action, suit or
               ------------------------------------
proceeding brought against the Company with respect to this Warrant may be brought in any federal court of Colorado or the Southern District of New York or any state court located in New York County, State of New York, or in Denver or Arapahoe County, Colorado and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 16, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. The Company irrevocably submits to the exclusive jurisdiction of the aforementioned courts in such action, suit or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING, WHETHER AT LAW OR EQUITY, BROUGHT BY IT OR THE HOLDER IN CONNECTION WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          21.  COSTS AND ATTORNEYS' FEES.  In the event that any action, suit or
               -------------------------
other proceeding is instituted concerning or arising out of this Warrant, the Company agrees and the Holder, by taking and holding this Warrant agrees, that the prevailing party shall recover from the non-prevailing party all of such prevailing party's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                                             NAVIGANTVACATIONS.COM, LLC

                                             By:________________________________
                                                Title:

                                                   EXHIBIT A to
                                                   Common Stock Purchase Warrant
                                                   -----------------------------

                                   [FORM OF]
                          ELECTION TO PURCHASE SHARES

          The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ Common Units ("Common Units"), of NavigantVacations.com, LLC. and hereby makes payment of $________ therefor, or makes payment therefor by reduction pursuant to Section 2.1(b)(iii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by ___ shares or makes payment therefor by delivery of the following Common Stock Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 2.1(b)(iv) of the Warrant, certificates of which are attached hereto for cancellation _______________ [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                    (NAME)

________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                 (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                                    (NAME)

________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

          If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of Common Units not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                               (NAME OF HOLDER)

________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:_____________________________________________________________________
                              (NAME OF HOLDER/1/)

________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

Dated: _________ __, ____                    [OCH-ZIFF ENTITY]

                                             By____________________________
                                               Name:
                                               Title:

                                         EXHIBIT B to
                                         Common Unit Purchase Warrant
                                         ----------------------------

                             [FORM OF] ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Units, ("Common Units") of NavigantVacations.com, LLC represented by the Warrant, with respect to the number of units of Common Units set forth below:


Name of Assignee                   Address                         No. of Shares
----------------                   -------                         -------------




and does hereby irrevocably constitute and appoint ________ Attorney to make such transfer on the books of NavigantVacations.com, LLC maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, ____                 [OCH-ZIFF Entity]



                                             By_____________________________
                                               Name:
                                               Title:

                                  Exhibit 8.1

                         INITIAL CAPITAL CONTRIBUTIONS

        Name of                            Initial Capital                         Type of Units/Percentage
        -------                            ---------------                         ------------------------
     Initial Member                        Contribution                                  Ownership*
     --------------                        ------------                                  ---------
Navigant                              Internet technology, know-                    750,000 Common Units
                                      how, trade secrets
                                      trademarks, trade names
                                      trade secrets including
                                      access to customer list, the
                                      contribution of which are
                                      governed exclusively by the
                                      License Agreement, and the
                                      Business Plan with an
                                      agreed value of
                                      $15,000,000.

Och-Ziff         Partners             $853,250                                      42,662.5 Common Units
Domestic
                                      $4,266,250                                    4,266.25 Preferred Units
                                                                                  convertible into (x) 42,662.5
                                                                                         Common Units
                                                                                 plus (y) an amount of Common
                                                                                   Units which is equal to the
                                                                                Accretion Amount dividend by 125

Och-Ziff         Partners             $1,646,750                                    82,337.5 Common Units
Overseas
                                      $8,233,750                                    8,233.75 Preferred Units
                                                                                  convertible into (x) 82,337.5
                                                                                         Common Units
                                                                                 plus (y) an amount of Common
                                                                                   Units which is equal to the
                                                                                Accretion Amount divided by 125

                                Exhibit 10.5(h)



                          NavigantVacations.com, Inc.



                            Registration Agreement

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Article I  Certain Definitions.............................................    1

Article II Registration Rights.............................................    3

   2.1 Demand Registrations................................................    3
   2.2 Piggyback Registrations.............................................    4
   2.3 Expenses of Registration............................................    5
   2.4 Registration Procedures.............................................    5
   2.5 Indemnification.....................................................    6
   2.6 Other Obligations...................................................    8
   2.7 Termination of Registration Rights..................................    9

Article III  Miscellaneous.................................................    9

   3.1 Governing Law.......................................................    9
   3.2 Successors and Assigns..............................................    9
   3.3 Entire Agreement: Amendment and Waiver..............................    9
   3.4 Notices, Etc........................................................    9
   3.5 Delays or Omissions.................................................   10
   3.6 Severability........................................................   10
   3.7 Counterparts........................................................   10
   3.8 Specific Enforcement................................................   10

                            REGISTRATION AGREEMENT

          This Registration Agreement (this "Agreement") dated as of ___________, ____, is by and among (i) NavigantVacations.com, Holdings Inc., a Delaware corporation (the "Company"), (ii) Oz Domestic Partners, L.P. and OZ SPCI, Ltd. (the "Investors"), and (iii) NavigantVacations.com Holdings, Inc. and Navigant International, Inc. (the "Management Holders"). The Investors and the Management Holders are referred to collectively as the "Stockholders."

          The Investors and certain of the Management Holders were members of NavigantVacations.com, LLC, a Delaware limited liability company (the "LLC"). The LLC has been reorganized into the Company. One of the conditions to the reorganization is that the Company enter into this Agreement.

          Now, Therefore, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:


                                   Article I

                              Certain Definitions

          As used in this Agreement, the following terms shall have the following respective meanings:

          1.1 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          1.2 "Common Stock" shall mean the Company's Common Stock, $.__ par value per share.

          1.3 "Exchange Act" shall mean the Securities Exchange Act of 1934 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          1.4 "Initiating Investor Holders" shall mean holders of Investor Registrable Securities representing not less than thirty-three percent (33%) of the then-outstanding Investor Registrable Securities.

          1.5 "Initiating Management Holders" shall mean holders of Management Registrable Securities representing not less than thirty-three percent (33%) of the then-outstanding Management Registrable Securities.

          1.6 "Investor Registrable Securities" shall mean the Investor Stock; provided, however, that Investor Registrable Securities shall not include any shares of Investor Stock that have previously been registered under the Securities Act or that have otherwise been sold to the public in an open-market transaction under Rule 144.

          1.7 "Investor Stock" shall mean (i) shares of Common Stock owned by the Investors or any transferee thereof; (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any stock, warrants, options or other securities of the Company owned by the Investors or any transferee thereof; and (iii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii)above.

          1.8 "Management Registrable Securities" shall mean the Management Stock; provided, however, that Management Registrable Securities shall not include any shares of Management Stock that have previously been registered under the Securities Act or that have otherwise been sold to the public in an open-market transaction under Rule 144.

          1.9 "Management Stock" shall mean (i) shares of Common Stock owned by the Management Holders or any transferee thereof; (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any options or other securities of the Company owned by the Management Holders or any transferee thereof; and (iii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above.

          1.10 "Registrable Securities" shall mean Investor Registrable Securities and Management Registrable Securities.

          1.11 The terms "registers," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

          1.12 "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and the fees and expenses of one counsel for the selling holders of Registrable Securities, but excluding Selling Expenses.

          1.13 "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          1.14 "Securities Act" shall mean the Securities Act of 1933 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          1.15 "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

                                  Article II
                              Registration Rights

     2.1  Demand Registrations.

          (a) Request for Registration by Investors. At any time or times after the effective date of the first registration statement filed by the Company under the Securities Act, the Initiating Investor Holders or the Initiating Management Holders may require that the Company effect a registration under the Securities Act one time utilizing a registration on Form S-1 or any similar form (a "Long Form Registration") or, if available, a Form S-3 or any similar form (a "Short-Form Registration") (each, a "Demand Registration"). Upon receipt of written notice of such demand, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities specified in such demand, together with all Registrable Securities of any other holder of Registrable Securities joining in such demand as are specified in a written request received by the Company within twenty (20) days after delivery of the Company's notice. Each of the Initiating Investor Holders and Initiating Management Holders shall be entitled to initiate one Demand Registration under this Section 2.1(a).

          (b) Deferral of Demand Registrations. The Company shall file a registration statement with respect to a Demand Registration requested pursuant to Section 2.1(a) above as soon as practicable after receipt of the demand of the Initiating Holders or the Management Initiating Holders, as the case may be; provided, however, that if in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company in that such registration would interfere with a proposed primary registration of securities by the Company or any other material corporate transaction and the Board of Directors concludes, as a result, that it is advisable to defer the filing of such registration statement at such time (as evidenced by an appropriate resolution of the Board), then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental; provided, however, that the Company may not defer the filing for a period of more than one hundred eighty (180) days after receipt of the demand of the Initiating Investor Holders or Initiating Management Holders unless if, at the end of such one hundred eighty (180) day period the reason for the deferral still exists and the Company is taking reasonable steps to eliminate it, then the Company may defer the filing for an additional one hundred eighty (180) day period.

          (c) Underwriting. If the Initiating Investor Holders or Initiating Management Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwriting, they shall so advise the Company as a part of their demand made pursuant to Section 2.1 (a), and the Company shall include such information in its written notice to holders of Registrable Securities. The Company shall have the right to select the managing underwriter(s) for an underwritten Demand Registration, subject to the approval of the parties initiating the Demand Registration (which shall not be unreasonably withheld or delayed. The right of any holder of

Registrable Securities to participate in an underwritten Demand Registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof, and the Company and such holders will enter into an underwriting agreement in customary form.

          (d) Priorities. The holders of Registrable Securities will have priority over any other securities included in their Demand Registration. If other securities are included in any Demand Registration initiated by the Initiating Investor Holders or the Initiating Management Holders that is not an underwritten offering, all Registrable Securities included in such offering shall be sold prior to the sale of any of such other securities. If other securities are included in any Demand Registration initiated by the Initiating Investor Holders or the Initiating Management Holders that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the amount of securities to be included exceeds the amount of securities which can be sold in such offering without adversely affecting the marketability thereof, the Company will include in such registration all Registrable Securities requested to be included therein prior to the inclusion of any other securities. If the number of Registrable Securities requested to be included in such registration exceeds the amount of securities which in the opinion of such underwriter can be sold without adversely affecting the marketability of such offering, such Registrable Securities shall be included pro rata among the holders thereof based on the percentage of the outstanding Common Stock held by each such Stockholder (assuming the conversion of all securities and the exercise of all options, warrants and similar rights held by such Stockholder).

     2.2  Piggyback Registrations.

          (a) Request for Inclusion. If, at any time or times after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall determine to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8 or any similar forms) which permits the inclusion of Registrable Securities (a "Piggyback Registration"), the Company will promptly give each holder of Registrable Securities written notice thereof and, subject to Section 2.2(c), shall include in such registration all the Registrable Securities requested to be included therein pursuant to the written requests of holders of Registrable Securities received within twenty (20) days after delivery of the Company's notice.

          (b) Underwriting. If the Piggyback Registration relates to an underwritten public offering, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 2.2(a). In such event, the right of any holder of Registrable Securities to participate in such registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

          (c) Priorities. If such proposed Piggyback Registration is an underwritten offering and the managing underwriter for such offering advises the Company that the amount of securities requested to be included therein exceeds the amount of securities that can be sold in such offering, any securities to be sold by the Company in such offering shall have priority over any Registrable Securities, and, except as otherwise provided in Section 2.1(a), the number of shares to be included by a holder of Registrable Securities in such registration shall be reduced pro rata on the basis of the percentage of the outstanding Common Stock held by such Stockholder (assuming the conversion of all securities and the exercise of all options, warrants and similar rights held by such Stockholder) and all other holders exercising similar registration rights.

     2.3 Expenses of Registration. All Registration Expenses incurred in connection with the Demand Registrations and all Piggyback Registrations shall be borne by the Company. All Selling Expenses relating to Registrable Securities included in any Demand or Piggyback Registration shall be borne by the holders of such securities pro rata on the basis of the number of shares sold by them.

     2.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Article II, the Company will keep each holder of Registrable Securities advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will use its reasonable efforts to:

          (a) cause such registration to be declared effective by the Commission and, in the case of a Demand Registration, keep such registration effective for a period of one hundred eighty (180) days or until the holders of Registrable Securities included therein have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (including post-effective amendments) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) obtain appropriate qualifications of the securities covered by such registration under state securities or "blue sky" laws in such jurisdictions as may be requested by the holders of Registrable Securities; provided, however, that the Company shall not be required to file a general consent to service of process in any jurisdiction in which it is not otherwise subject to service in order to obtain any such qualification;

          (d) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a holder of Registrable Securities from time to time may reasonably request;

          (e) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such holder, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (f) cause all Registrable Securities covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;

          (g) provide a transfer agent and registrar for all Registrable Securities covered by such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (h) otherwise comply with all applicable rules and regulations of the Commission; and

          (i) in connection with any underwritten Demand Registration, the Company will enter into an underwriting agreement reasonably satisfactory to the Investor Initiating Holders and the Management Initiating Holders containing customary underwriting provisions, including indemnification and contribution provisions.

     2.5  Indemnification.

          (a) The Company will indemnify each holder of Registrable Securities, each of such holders' officers, directors, partners, agents, employees and representatives, and each person controlling such holder within the meaning of
Section 15 of the Securities Act, with respect to each registration, qualification or compliance effected pursuant to this Article II, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such indemnified person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claims, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Securities and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

          (b) Each holder of Registrable Securities included in any registration effected pursuant to this Article II shall indemnify the Company, each of its directors, officers, agents, employees and representatives, and each person who controls the Company within the meaning of Section 15 of the Securities Act, each other such holder of Registrable Securities, and each of their officers, directors and partners, and each person controlling such holders, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to the Company by such holder of Registrable Securities; provided, however, that no holder of Registrable Securities shall be liable hereunder for any amounts in excess of the net proceeds received by such holder pursuant to such registration.

          (c) Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnified Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 to the extent such failure is not prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     2.6 Other Obligations. With a view to making available the benefits of certain rules and regulations of the Commission which may effectuate the registration of Registrable Securities or permit the sale of Registrable Securities to the public without registration, the Company agrees to:

          (a) after its initial registration under the Securities Act, exercise reasonable best efforts to cause the Company to be eligible to utilize Form S-3 (or any similar form) for the registration of Registrable Securities;

          (b) at such time as any Registrable Securities are eligible for transfer under Rule 144(k), upon the request of the holder of such Registrable Securities, remove any restrictive legend from the certificates evidencing such securities at no cost to such holder;

          (c) make and keep available public information as defined in Rule 144 under the Securities Act at all times from and after ninety (90) days following its initial registration under the Securities Act;

          (d) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (e) furnish any holder of Registrable Securities upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission (including Rule 144A) allowing a holder of Registrable Securities to sell any such securities without registration.

     2.7 Termination of Registration Rights. The right of any holder of Registrable Securities to request inclusion of Registrable Securities in any registration pursuant to this Article II shall terminate when (i) all Registrable Securities beneficially owned by such holder of Registrable Securities may immediately be sold under Rule 144(k), and (ii) the Company's Common Stock is listed on a national securities exchange or traded in The Nasdaq Stock Market.


                                  Article III

                                 Miscellaneous

     3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware.

     3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. At the request of the Company, a transferee of Investor Stock or Management Stock will execute a copy of this Agreement.

     3.3 Entire Agreement: Amendment and Waiver. This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. In particular, the execution of this Agreement shall terminate all prior stockholders agreements and registration rights agreements, or any similar agreement to the foregoing, among any Investor and the Company. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the holders of at least (a) two-thirds of the outstanding Investor Stock and (b) two-thirds of the outstanding Management Stock, and any such amendment, waiver, discharge or termination shall be binding on all the Stockholders.

     3.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given:
(i) upon personal
delivery to the party to be notified, (ii) when sent by confirmed telex, facsimile or e-mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or
(iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at ____________ and to a Stockholder at the address reflected in the Company's stock ledger or at such other address as such Stockholder shall have furnished to the Company in writing.

     3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Stockholder under this Agreement shall impair any such right, power or remedy of such Stockholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Stockholder of any breach or default under this Agreement or any waiver on the part of any Stockholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Stockholder, shall be cumulative and not alternative.

     3.6 Severability. Unless otherwise expressly provided herein, a Stockholder's rights hereunder are several rights, not rights jointly held with any of the other Stockholders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     3.8 Specific Enforcement. Any holder of Investor Stock or Management Stock shall be entitled to specific enforcement of its rights under this Agreement. The parties acknowledge that money damages would be an inadequate remedy for a breach of this Agreement and consent to an action for specific performance or other injunctive relief in the event of any such breach.

          In Witness Whereof, the parties hereto have executed this Stockholders Agreement effective as of the day and year first above written.


                                      NAVIGANTVACATIONS.COM, HOLDINGS INC.

                                      By: ____________________________________

                                      Name: __________________________________

                                      Title: _________________________________


                                      Investors:
                                      OZ DOMESTIC PARTNERS, L.P..


                                      By: ____________________________________

                                      Name: __________________________________

                                      Title: _________________________________


                                      OZ SPCI, Ltd.

                                      By: ____________________________________

                                      Name: __________________________________

                                      Title: _________________________________

                                      Management Holders:

                                      NAVIGANTVACATIONS.COM HOLDINGS, INC.

                                      By: ____________________________________

                                      Name: __________________________________

                                      Title: _________________________________


                                      NAVIGANT INTERNATIONAL, INC.

                                      By: ____________________________________

                                      Name: __________________________________

                                      Title: _________________________________

                                EXHIBIT 11.2(b)
                    TO NAVIGANTVACATIONS.COM, LLC AGREEMENT


                                    FORM OF
                           NAVIGANTVACATIONS.COM LLC
                             UNIT OPTION AGREEMENT



     This Unit Option Agreement is effective as of the ___/th/ day of October, 1999 (the "Effective Date"), by and among NavigantVacations.com, LLC (the "Company"),__________("Optionee"), and NavigantVacations.com Holdings, inc. ("Navigant").

     The Company and Optionee agree as follows:

     1.   Grant of Option.
          ---------------

     Pursuant to that certain Option Exchange Agreement of even date herewith, Optionee received an option (the "Option") to purchase ________ of the Company's Common Units (as defined in the Limited Liability Company Agreement of the Company) (the "Common Units"), subject to the terms and conditions of this Agreement and the LLC Agreement. The Common Units represented by this Unit Option Agreement shall represent ___________ of the 111,111 Common Units which may be issued pursuant to Section 11.2(b) of the Company Limited Liability Company Agreement.

     2.   Date of Grant.
          -------------

     The effective date of the grant of the Option is the Effective Date.

     3.   Exercise Price of Units.
          -----------------------

     The purchase price per share for each Common Unit that may be purchased upon exercise of the Option is Ten Dollars ($10.00).

     4.   Expiration Date.
          ---------------

     Unless sooner terminated as provided in Section 10 of this Agreement, the Option shall expire and terminate on December 31, 2009, and in no event shall the Option be exercisable after that date.

     5.   Vesting of Option.
          -----------------

     The Option granted herein shall become one hundred percent (100%) vested on the Effective Date.

     6.   Manner of Exercise.
          ------------------

     The Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Company. Such notice shall specify the number of Common Units with respect to which the Option is being exercised and the amount of payment therefor and shall be accompanied by (1) payment in full of the purchase price of the shares to be purchased, (2) payment of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option, (3) a representation meeting the requirements of Section 7 if requested by the Company, and (4) a Unit Restriction Agreement in substantially the form attached as Exhibit A, if requested by the Company. Payment for Common Units shall be in the form of either (i) cash, (ii) a certified or bank cashier's check to the order of the Company, or (iii) in any combination thereof.

     7.   Investment Representation.
          -------------------------

     Upon demand by the Company, Optionee shall deliver to the Company a representation in writing that the purchase of all Common Units with respect to which notice of exercise of the Option has been given by Optionee is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such Common Units and prior to the expiration of the option period shall be a condition precedent to the right to purchase such Common Units.

     8.   Unit Restriction Agreement.
          --------------------------

     Upon exercise of the Option, the Optionee shall execute and deliver to the Company, a Unit Restriction Agreement in substantially the form attached to this Agreement as Exhibit A. Execution and delivery of the Unit Restriction
             ---------
Agreement prior to the transfer or delivery of any Common Units and prior to the expiration of the option period shall be a condition precedent to the right to purchase such Common Units.

     9.   Transfer of Common Units to Optionee.
          ------------------------------------

     As soon as practicable after Optionee has given the Company written notice and has otherwise met the requirements of Section 6, the Company shall issue or transfer the number of Common Units as to which the Option has been exercised and shall deliver to Optionee a certificate or certificates thereof, registered in Optionee's name. No Common Units shall be issued until full payment therefor shall be made. In no event shall the Company be required to transfer fractional Common Units to Optionee, and, in lieu thereof, the Company may pay an amount in cash equal to the fair market value of such fractional Common Units on the date of exercise. If the issuance or transfer of Common Units by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such Common Units to the Optionee until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such Common Units.

     10.  Nontransferability of Option.
          ----------------------------

     Except with the prior written consent of the Company, the Option is not transferable by Optionee other than by Will or the laws of descent and distribution, and the Option shall be exercisable during Optionee's lifetime only by Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.

     11.  Withholding for Taxes.
          ---------------------

     The Company shall have the right to deduct from Optionee's salary any federal or state taxes required by law to be withheld with respect to the exercise of the Option.

     12.  Transactions Affecting Common Units.
          -----------------------------------

     If the Company is merged or consolidated with another entity and the Company is not the surviving entity, or if all or substantially all of the assets of the Company are acquired by another entity, or if the Company is liquidated or reorganized, the Company shall, as to the Option, either (1) make appropriate provision for the protection of the Option by the substitution on an equitable basis of the right thereafter to exercise the Option for the kind and amount of securities and/or other property receivable upon such event by a holder of the number of Common Units for which the Option could have been exercised immediately prior to such event, if the Option had then been exercisable, provided that no additional benefits shall be conferred upon Optionee as a result of such substitution, or (2) upon written notice to Optionee, provide that the Option must be exercised within a specified number of days of the date of such notice or they will be terminated.

     13.  Amendment.
          ---------

     This Agreement shall not be amended, modified or revoked except by agreement in writing signed by the Company and Optionee.

     14.  Governing Law.
          -------------

     The internal laws of the State of Delaware (irrespective of its choice of laws principles) shall govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

     15.  Miscellaneous.
          -------------

     This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. All notices or other communications which are required to be given or may be given to either party pursuant to the terms of this Agreement shall be in writing and shall be delivered personally or by registered or certified mail, postage prepaid, to the address of the parties as set forth on the signature page to this Agreement. Notice shall be deemed given on the date of delivery in the case of personal delivery or on the delivery date as specified on the return receipt in the case of registered or certified mail. Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section 15. This Agreement may not be assigned by the Company at any time or by Optionee during his life without the written consent of the other. Subject to this limitation, this Agreement shall be binding upon, and inure to the benefit of, the parties and their heirs, beneficiaries, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date, executed this _____ day of ________________, 1999.


                                       NavigantVacations.com LLC


                                       By:_____________________________
                                       Title:__________________________
                                       Date:___________________________


                                       NavigantVacations.com
                                       Holdings, Inc.

                                       By:_____________________________
                                       Title:__________________________
                                       Date:___________________________


                                       OPTIONEE

                                       ________________________________

                                       Date ___________________________
                                       Address:________________________
                                               ________________________
                                               ________________________

                                   EXHIBIT A

                          (to Unit Option Agreement)

                          UNIT RESTRICTION AGREEMENT

     (Options to Acquire Navigant Units Pursuant to 11.2 of LLC Agreement)



     This Unit Restriction Agreement (the "Agreement") is entered into as of October ___, 1999, by and between NavigantVacations.com Holdings, inc., a Delaware corporation ("Navigant"), NavigantVacations.com, LLC, and ___________________________________ (the "Unit Holder").

                                   RECITALS:

     1. Navigant was granted an option to acquire 111,111 Common Units in NavigantVacations.com, LLC, a Delaware limited liability company (the "Company") pursuant to Section 11.2 of the Company's Limited Liability Agreement ("LLC Agreement").

     2. Effective April ____, 1999, Unit Holder was granted an option to acquire ___ common shares in Navigant for $10.00 per common share.

     3. Pursuant to that certain Option Exchange Agreement of even date herewith, Navigant transferred to Unit Holder an Option ("Unit Option") to acquire ____ Common Units in Company ("Units") in exchange for the transfer by Unit Holder to Navigant of his option to acquire ____ common shares of Navigant.

     The Company desires to impose restrictions in connection with the Units acquired by the Unit Holder upon exercise of the Unit Option, and Unit Holder agrees to accept these restrictions.

                                  AGREEMENT:

     Now, therefore, the parties hereto agree as follows:

1. Restriction on Transfer of Units.

     1.1 Unit Holder shall not sell, assign, give, pledge, encumber or otherwise transfer (hereinafter, "transfer") any of the Units, or any right or interest therein, or any certificate therefor, now owned or hereafter acquired whether voluntarily, involuntarily or by operation of law, except transfers to Permitted Transferees as provided in Section 2.1 or bona fide transfers subject to and made as provided in Article 3 or Article 4. Any transfer or attempted transfer made in violation of this Agreement shall be void and neither Navigant nor the Company shall recognize or give effect to such transfer on its books and records, or recognize the persons or entities to whom such transfer has been made as the legal or beneficial holder of the Units or Unit Option.

     1.2 No transfer or attempted transfer of any Units shall be effective unless such Units shall remain subject to the terms and conditions of this Agreement and unless and until the proposed transferee, including a Permitted Transferee as defined in Section 2.1, shall accept the terms and conditions of this Agreement by executing and delivering to Navigant a Statement of Acceptance in the form attached hereto as Exhibit A. Upon the execution and delivery of
                               ---------
the Statement of Acceptance, the transferee shall thereafter be deemed to be a signatory party to this Agreement in the position of the Unit Holder.

2.  Permitted Transfers.

     2.1 The Unit Holder shall have the right to transfer all or any part of the Units to the following transferees (the "Permitted Transferees"), subject to the requirements of Section 1.2 above: (a) a trust established for the sole benefit of the Unit Holder or any of the Unit Holder's spouse, children or grandchildren; and (b) the personal representatives, beneficiaries or estate of the Unit Holder upon the Unit Holder's death, whether transferred by will or intestacy.

3.  Navigant's Right of First Refusal.

     3.1 Navigant shall have the right of first refusal, as hereinafter provided, with respect to any proposed transfer of Units or Unit Options by the Unit Holder, except transfers to Permitted Transferees.

     3.2 Except with respect to transfers of the Units or Unit Options to Permitted Transferees, the Unit Holder shall, 60 days prior to a proposed transfer of the Units or Unit Options, deliver written notice to Navigant stating the number of Units or Unit Options and the interest therein proposed to be transferred (collectively, the "Offered Units"), the name of the proposed transferee(s) and the manner, time, terms and conditions of the proposed transfer. Navigant shall, for a period of 60 days following such notice, have an irrevocable option to purchase all or part of the Offered Units in accordance with the manner, time, terms and conditions specified in the notice of proposed transfer.

     3.3 Navigant may elect to exercise its option to purchase all or part of the Offered Units by giving written notice to the Unit Holder of such intention within the 60 day period following Navigant's receipt of Unit Holder's notice of proposed transfer. Upon receipt of such notice, the Unit Holder shall be bound to transfer the Offered Units subject to such notice to Navigant, free and clear of all liens and encumbrances, and in accordance with the terms set forth in the notice of proposed transfer.

     3.4 If Navigant elects not to exercise its option to purchase all of the Offered Units during the 60 day period, the Unit Holder may, within 90 days of the last day of such 60 day period, transfer to the proposed transferee(s) the part of the Offered Units that Navigant elected not to purchase, but only in accordance with the terms set forth in the notice of proposed transfer. Notwithstanding any provision herein to the contrary, all Offered Units transferred to such transferees in accordance with the provisions of this
Section 3.4 shall remain subject to the provisions and restrictions of this Agreement and all such transferees shall execute and deliver to Navigant a Statement of Acceptance as provided in Section 1.2. If the Unit Holder does not make the transfer to the proposed transferee(s) within the 90 day period provided in this Section 3.4, the Unit Holder shall be required again to comply with the provisions of this Agreement before the Unit Holder may make any subsequent transfer of any part of the Offered Units.

     3.5 Notwithstanding any provision herein to the contrary, if the notice of proposed transfer specifies a consideration in other than United States money, Navigant shall have the right to acquire the Offered Units for the United States money equivalent of the specified consideration. If the notice of proposed transfer specifies any other manner, time, term or condition that cannot be complied with without unreasonable effort, Navigant shall have the right to acquire the Offered Units by complying with the reasonable equivalent of the specified manner, time, terms or conditions.

     3.6 If the notice of proposed transfer specifies that the Offered Units are to be transferred without full consideration as a gift, Navigant shall have the right to acquire the Offered Units at a price per Unit equal to their then current value as determined pursuant to Article 5. The manner and time at which the purchase and sale of the Offered Units shall take place shall be determined in accordance with Article 5.

4.  Navigant's Purchase of the Units Upon Termination of Employment.

     4.1 Navigant shall have the right to purchase all or any part of the Units and held by the Unit Holder, upon the terms and conditions provided herein, in the event that (a) the Unit Holder's full-time employment with all of Company and Navigant International, Inc. and each of its subsidiary corporations (or other entities) is terminated for any reason (the "Unit Holder's Departure").

     4.2 Navigant may exercise its right to purchase Units upon the Unit Holder's Departure by providing written notice of such intention to the Unit Holder, stating the time, manner, terms and conditions of the repurchase in accordance with this Section 4.2. Such notice must be given within 60 days following the date of the Unit Holder's Departure. The purchase price for the Units that Navigant elects to purchase shall be the Units' then current value as determined pursuant to Article 5. The manner and time at which the purchase and sale of the Units shall take place shall be determined in accordance with
Article 5.

     4.3 The Unit Holder may retain all of the Units with respect to which the right of repurchase has not been exercised. Such Units shall remain subject to the terms and conditions of this Agreement, and the Unit Holder shall comply with the provisions of Article 3 herein prior to any subsequent transfer of such Units.

     4.4 In the event the Unit Holder delivers a notice of proposed transfer pursuant to Section 3.2 within the period in which Navigant may exercise its right of repurchase under this Article 4, Navigant may elect to make the purchase pursuant to either Article 3 or Article 4, in Navigant's sole discretion.

5. Value of Units; Closing of Purchase and Sale.

     5.1 In the case of a purchase made pursuant to Section 3.6, the current value of the Units, on a per Unit basis, shall be deemed to be the amount paid per Unit for the Common Units of the Company by investors in the last offering (a "Qualifying Offering") in which the Company sold Common Units. In the case of a purchase made pursuant to Article 4, the current value of the Units shall be the greater of (a) the amount determined pursuant to the preceding sentence, or (b) the amount paid for the Units. An offering of Common Units by the Company shall not be deemed to be a Qualifying Offering unless the last sale of Common Units in such offering occurred not more than one year prior to the Determination Date (as defined below), and provided further that the gross proceeds to the Company in such offering were not less than $500,000. If there is no such Qualifying Offering, then the current value of the Units shall be determined by agreement between Navigant and the Unit Holder, and failing such agreement, by an independent appraiser selected by agreement between Navigant and the Unit Holder. In the absence of agreement concerning the selection of an independent appraiser, the current value of the Units shall be determined by a panel of three appraisers selected as follows: The Unit Holder shall select one independent appraiser, Navigant shall select one independent appraiser and the two appraisers so selected shall select a third independent appraiser. The decision of a majority of the three appraisers with respect to the current value of the Units shall be final and binding upon the parties. If one party selects an appraiser and the other party fails to select the second appraiser within ten days after the receipt of notice of the selection of the first appraiser, the decision of the first appraiser alone shall be final and binding upon the parties. Cost of the appraisal shall be split equally between the parties. In the case of a gift referenced in Section 3.6, the Determination Date shall be the date of receipt by Navigant of the notice of proposed transfer. In case of the Unit Holder's Departure, the Determination Date shall be the date of the Unit Holder's Departure.

     5.2 A purchase and sale required pursuant to Section 3.6 or Article 4 shall take place at a closing at a time and place designated by Navigant; provided, however, that the time must be within 90 days of the Determination Date. At the closing, the Unit Holder shall transfer the Offered Units or the Units, as the case may be, to Navigant free and clear of all liens and encumbrances and in accordance with the terms of this Agreement. In return, Navigant shall pay the Unit Holder not less than 25% of the purchase price in cash or certified funds and the remainder by execution and delivery of Navigant's Promissory Note, bearing interest at the rate per annum equal to the "Prime Rate" as listed by The Wall Street Journal on the business
                                       -----------------------
day preceding the date of the Promissory Note. The Promissory Note shall provide for payment in three equal annual installments of principal and interest on the first, second and third anniversaries of the closing date. The Promissory Note shall be prepayable, without penalty, in whole or in part, with prepayments applied to the last installment or installments coming due.

6.  Notices.

     6.1 All notices or other communications required under this Agreement or given in connection herewith shall be in writing and shall either be delivered personally, in which event the effective date shall be the date of delivery, or shall be sent by United States mail addressed as hereinafter set forth, postage pre-paid, registered or certified, return receipt requested, in which event the effective date shall be the delivery or refusal date as specified on the return receipt. Unless otherwise directed by notice in writing, all notices shall be addressed as follows:

          (a)  To Navigant at:

               NavigantVacations.com, inc.
               84 Inverness Circle East
               Englewood, CO 80112-5314
               Attention:  Robert C. Griffith
                           Eugene A. Over, Jr., Esq.

          (b)  To the Unit Holder at:

               The address of the Unit Holder set forth on the transfer records of Navigant.

7.  Termination.

     7.1 Notwithstanding any provision herein to the contrary, this Agreement shall terminate, and neither party shall have any further obligation to the other, upon the occurrence of any of the following events:

          (a) Permanent cessation of the Company's business.

          (b) The insolvency, receivership or dissolution of the Company.

          (c) The voluntary written agreement of Navigant, upon the approval of its Board of Directors, and the Unit Holder.

          (d) The occurrence of both:

               (i)  the conversion of the Company to a corporation, and

               (ii) the consummation of an underwritten public offering of shares of common stock of the successor corporation to the Company.

          (e) any merger or consolidation to which the Company is a party, except for a merger in which after giving effect to such merger, the holders of a majority of the Company's Voting Interests (as defined in the Company's Limited Liability Company Agreement) immediately prior to the merger shall continue to own a majority of the Voting Interests in the surviving corporation,
(b) any transaction or series of related transactions in which more than 50% of the Company's Voting Interests are transferred, or (c) a sale or other disposition of all or substantially all of the Company's assets.

          (f) December 31, 2016.

8.  Specific Enforcement.

     8.1 Because of the unique value of the Units, in addition to any other remedies which Navigant may have upon the breach of the agreements contained herein, the obligations of the Unit Holder shall be specifically enforceable.

9.  Company Limited Liability Company Agreement.

     9.1 Unit Holder hereby understands and acknowledges that such Unit Holder has read and understands the LLC Agreement and has had ample opportunity to consult with such Unit Holder's legal and tax advisor prior to signing this Agreement and exercising the Unit Option. Unit Holder hereby agrees to all terms and conditions of the LLC Agreement. Unit Holder further acknowledges and agrees that in the event of a Reorganization (as defined in the LLC Agreement), Unit Holders' shares in the Successor Corporation (as defined in the LLC Agreement) shall be subject to the same transfer restrictions contained herein to which the Unit Holder's Units are subject, until such time that this Agreement is terminated pursuant to Section 7 hereof.

10. Modification.

     10.1 This Agreement may only be altered or amended by a written instrument signed by Navigant and the Unit Holder setting forth such changes.

11. Costs of Enforcement.

     11.1 In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party of such litigation, as determined by any court of competent jurisdiction in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

12. Severability.

     12.1 The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

13. Entire Agreement; Counterparts; Headings.

     13.1 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings. This Agreement may be executed in counterparts, all of which shall be deemed to be one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any way. This Agreement has been negotiated by the respective parties hereto and the language hereof shall not be construed for or against any party.

14. Assignment.

     14.1 This Agreement shall be binding upon the parties and their respective legal representatives, beneficiaries, successors and assigns.

15. Governing Law.

     15.1 This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles of such State.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   NAVIGANTVACATIONS.COM HOLDINGS, INC.


                                   By: _______________________________________

                                   Title: ____________________________________

                                   Date: _____________________________________



                                   NAVIGANTVACATIONS.COM, LLC


                                   By: _______________________________________

                                   Title: ____________________________________

                                   Date: _____________________________________



                                   Unit Holder


                                   ___________________________________________

                                   Date: _____________________________________

                                   EXHIBIT A

                            STATEMENT OF ACCEPTANCE



     Reference is made to that certain Unit Restriction Agreement effective as of _________________________, 19__, by and between NavigantVacations.com Holding, inc., ("Navigant"), NavigantVacations.com LLC (the "Company") and ______________________________ (the "Restriction Agreement"). As a proposed recipient of certain options covered by said Restriction Agreement and LLC Agreement, the undersigned hereby agrees that such Units, upon receipt, shall remain subject to all of the terms and conditions of said Restriction Agreement and LLC Agreement and all rights and obligations thereunder arising prior to such receipt, and that upon such receipt the undersigned shall be deemed automatically to have accepted all of the terms and conditions of said Restriction Agreement and LLC Agreement as therein provided, and that the undersigned shall thereafter be deemed to be a signatory party to said Restriction Agreement and LLC Agreement in the position of the Unit Holder. It is understood that upon execution of the Statement of Acceptance the same shall be attached to said Restriction Agreement and LLC Agreement and shall thereupon form a part thereof without any further action.

     Dated:  _________________________, 19__.



                                   UNIT HOLDER



                                   ________________________________________

                                   Date: __________________________________

                                EXHIBIT 11.4(D)

                          UNIT RESTRICTION AGREEMENT

  (Navigant Dilutive Units pursuant to Section 11.4(d) of the LLC Agreement)



     This Unit Restriction Agreement (the "Agreement") is entered into as of October ___, 1999, by and between NavigantVacations.com Holdings, inc., a Delaware corporation ("Navigant"), NavigantVacations.com LLC, a Delaware limited liability company (the "Company"), and ___________________________________ (the
"Unit Holder").

                                   RECITALS:

     1. Effective ___________, 1999, Unit Holder was granted an option to acquire ___ Common Units in the Company.

     2.  Unit Holder has exercised all or a portion of such Option.

     3. The Company desires to impose restrictions in connection with the Units acquired by the Unit Holder upon exercise of the Unit Option, and Unit Holder agrees to accept these restrictions.

                                  AGREEMENT:

     Now, therefore, the parties hereto agree as follows:

1. Restriction on Transfer of Units.

     1.1 Unit Holder shall not sell, assign, give, pledge, encumber or otherwise transfer (hereinafter, "transfer") any of the Units, or any right or interest therein, or any certificate therefor, now owned or hereafter acquired whether voluntarily, involuntarily or by operation of law, except transfers to Permitted Transferees as provided in Section 2.1 or bona fide transfers subject to and made as provided in Article 3 or Article 4. Any transfer or attempted transfer made in violation of this Agreement shall be void and neither Navigant nor the Company shall recognize or give effect to such transfer on its books and records, or recognize the persons or entities to whom such transfer has been made as the legal or beneficial holder of the Units or Unit Option.

     1.2 No transfer or attempted transfer of any Units shall be effective unless such Units shall remain subject to the terms and conditions of this Agreement and unless and until the proposed transferee, including a Permitted Transferee as defined in Section 2.1, shall accept the terms and conditions of this Agreement by executing and delivering to Navigant a Statement of Acceptance in the form attached hereto as Exhibit A. Upon the
                               ---------
execution and delivery of the Statement of Acceptance, the transferee shall thereafter be deemed to be a signatory party to this Agreement in the position of the Unit Holder.

       1.3 Notwithstanding anything to the contrary in this Agreement, any Units or options to acquire Units which are forfeited by Unit Holder (pursuant to the terms of any plan, or option grant or other agreement or option) shall be forfeited to Navigant.

2.   Permitted Transfers.

       2.1 The Unit Holder shall have the right to transfer all or any part of the Units to the following transferees (the "Permitted Transferees"), subject to the requirements of Section 1.2 above: (a) a trust established for the sole benefit of the Unit Holder or any of the Unit Holder's spouse, children or grandchildren; and (b) the personal representatives, beneficiaries or estate of the Unit Holder upon the Unit Holder's death, whether transferred by will or intestacy.

3.   Navigant's Right of First Refusal.

       3.1 Navigant shall have the right of first refusal, as hereinafter provided, with respect to any proposed transfer of Units by the Unit Holder, except transfers to Permitted Transferees.

       3.2 Except with respect to transfers of the Units to Permitted Transferees, the Unit Holder shall, 60 days prior to a proposed transfer of the Units, deliver written notice to Navigant stating the number of Units and the interest therein proposed to be transferred (the "Offered Units"), the name of the proposed transferee(s) and the manner, time, terms and conditions of the proposed transfer. Navigant shall, for a period of 60 days following such notice, have an irrevocable option to purchase all or part of the Offered Units in accordance with the manner, time, terms and conditions specified in the notice of proposed transfer.

       3.3 Navigant may elect to exercise its option to purchase all or part of the Offered Units by giving written notice to the Unit Holder of such intention within the 60 day period following Navigant's receipt of Unit Holder's notice of proposed transfer. Upon receipt of such notice, the Unit Holder shall be bound to transfer the Offered Units subject to such notice to Navigant, free and clear of all liens and encumbrances, and in accordance with the terms set forth in the notice of proposed transfer.

       3.4 If Navigant elects not to exercise its option to purchase all of the Offered Units during the 60 day period, the Unit Holder may, within 90 days of the last day of such 60 day period, transfer to the proposed transferee(s) the part of the Offered Units that Navigant elected not to purchase, but only in accordance with the terms set forth in the notice of proposed transfer. Notwithstanding any provision herein to the contrary, all Offered Units transferred to such transferees in accordance with the provisions of this

Section 3.4 shall remain subject to the provisions and restrictions of this Agreement and all such transferees shall execute and deliver to Navigant a Statement of Acceptance as provided in Section 1.2. If the Unit Holder does not make the transfer to the proposed transferee(s) within the 90 day period provided in this Section 3.4, the Unit Holder shall be required again to comply with the provisions of this Agreement before the Unit Holder may make any subsequent transfer of any part of the Offered Units.

       3.5 Notwithstanding any provision herein to the contrary, if the notice of proposed transfer specifies a consideration in other than United States money, Navigant shall have the right to acquire the Offered Units for the United States money equivalent of the specified consideration. If the notice of proposed transfer specifies any other manner, time, term or condition that cannot be complied with without unreasonable effort, Navigant shall have the right to acquire the Offered Units by complying with the reasonable equivalent of the specified manner, time, terms or conditions.

       3.6 If the notice of proposed transfer specifies that the Offered Units are to be transferred without full consideration as a gift, Navigant shall have the right to acquire the Offered Units at a price per Unit equal to their then current value as determined pursuant to Article 5. The manner and time at which the purchase and sale of the Offered Units shall take place shall be determined in accordance with Article 5.

4.   Navigant's Purchase of the Units Upon Termination of Employment.

       4.1 Navigant shall have the right to purchase all or any part of the Units and held by the Unit Holder, upon the terms and conditions provided herein, in the event that (a) the Unit Holder's full-time employment with all of Company and Navigant International, Inc. and each of its subsidiary corporations (or other entities) is terminated for any reason (the "Unit Holder's Departure").

       4.2 Navigant may exercise its right to purchase Units upon the Unit Holder's Departure by providing written notice of such intention to the Unit Holder, stating the time, manner, terms and conditions of the repurchase in accordance with this Section 4.2. Such notice must be given within 60 days following the date of the Unit Holder's Departure. The purchase price for the Units that Navigant elects to purchase shall be the Units' then current value as determined pursuant to Article 5. The manner and time at which the purchase and sale of the Units shall take place shall be determined in accordance with
Article 5.

       4.3 The Unit Holder may retain all of the Units with respect to which the right of repurchase has not been exercised. Such Units shall remain subject to the terms and conditions of this Agreement, and the Unit Holder shall comply with the provisions of Article 3 herein prior to any subsequent transfer of such Units.

       4.4 In the event the Unit Holder delivers a notice of proposed transfer pursuant to Section 3.2 within the period in which Navigant may exercise its right of repurchase under this Article 4, Navigant may elect to make the purchase pursuant to either Article 3 or Article 4, in Navigant's sole discretion.

5.   Value of Units; Closing of Purchase and Sale.

       5.1 In the case of a purchase made pursuant to Section 3.6, the current value of the Units, on a per Unit basis, shall be deemed to be the amount paid per Unit for the Common Units of the Company by investors in the last offering (a "Qualifying Offering") in which the Company sold Common Units. In the case of a purchase made pursuant to Article 4, the current value of the Units shall be the greater of (a) the amount determined pursuant to the preceding sentence, or
(b) the amount paid for the Units. An offering of Common Units by the Company shall not be deemed to be a Qualifying Offering unless the last sale of Common Units in such offering occurred not more than one year prior to the Determination Date (as defined below), and provided further that the gross proceeds to the Company in such offering were not less than $500,000. If there is no such Qualifying Offering, then the current value of the Units shall be determined by agreement between Navigant and the Unit Holder, and failing such agreement, by an independent appraiser selected by agreement between Navigant and the Unit Holder. In the absence of agreement concerning the selection of an independent appraiser, the current value of the Units shall be determined by a panel of three appraisers selected as follows: The Unit Holder shall select one independent appraiser, Navigant shall select one independent appraiser and the two appraisers so selected shall select a third independent appraiser. The decision of a majority of the three appraisers with respect to the current value of the Units shall be final and binding upon the parties. If one party selects an appraiser and the other party fails to select the second appraiser within ten days after the receipt of notice of the selection of the first appraiser, the decision of the first appraiser alone shall be final and binding upon the parties. Cost of the appraisal shall be split equally between the parties. In the case of a gift referenced in Section 3.6, the Determination Date shall be the date of receipt by Navigant of the notice of proposed transfer. In case of the Unit Holder's Departure, the Determination Date shall be the date of the Unit Holder's Departure.

       5.2 A purchase and sale required pursuant to Section 3.6 or Article 4 shall take place at a closing at a time and place designated by Navigant; provided, however, that the time must be within 90 days of the Determination Date. At the closing, the Unit Holder shall transfer the Offered Units or the Units, as the case may be, to Navigant free and clear of all liens and encumbrances and in accordance with the terms of this Agreement. In return, Navigant shall pay the Unit Holder not less than 25% of the purchase price in cash or certified funds and the remainder by execution and delivery of Navigant's Promissory Note, bearing interest at the rate per annum equal to the "Prime Rate" as listed by The Wall Street Journal on the business day preceding
                          -----------------------
the date of the

Promissory Note. The Promissory Note shall provide for payment in three equal annual installments of principal and interest on the first, second and third anniversaries of the closing date. The Promissory Note shall be prepayable, without penalty, in whole or in part, with prepayments applied to the last installment or installments coming due.

6.   Notices.

       6.1 All notices or other communications required under this Agreement or given in connection herewith shall be in writing and shall either be delivered personally, in which event the effective date shall be the date of delivery, or shall be sent by United States mail addressed as hereinafter set forth, postage pre-paid, registered or certified, return receipt requested, in which event the effective date shall be the delivery or refusal date as specified on the return receipt. Unless otherwise directed by notice in writing, all notices shall be addressed as follows:

            (a)  To Navigant at:

                 NavigantVacations.com, inc.
                 84 Inverness Circle East
                 Englewood, CO 80112-5314
                 Attention:  Robert C. Griffith
                             Eugene A. Over, Jr., Esq.

            (b)  To the Unit Holder at:

                 The address of the Unit Holder set forth on the transfer records of Navigant.

7.   Termination.

       7.1 Notwithstanding any provision herein to the contrary, this Agreement shall terminate, and neither party shall have any further obligation to the other, upon the occurrence of any of the following events:

            (a)  Permanent cessation of the Company's business.

            (b)  The insolvency, receivership or dissolution of the Company.

            (c) The voluntary written agreement of Navigant, upon the approval of its Board of Directors, and the Unit Holder.

            (d)  The occurrence of both:

                 (i)  the conversion of the Company to a corporation, and

                  (ii) the consummation of an underwritten public offering of shares of common stock of the successor corporation to the Company.

             (e) any merger or consolidation to which the Company is a party, except for a merger in which after giving effect to such merger, the holders of a majority of the Company's Voting Interests (as defined in the Company's Limited Liability Company Agreement) immediately prior to the merger shall continue to own a majority of the Voting Interests in the surviving corporation,
(b) any transaction or series of related transactions in which more than 50% of the Company's Voting Interests are transferred, or (c) a sale or other disposition of all or substantially all of the Company's assets.

             (f)  December 31, 2016.

8.   Specific Enforcement.

       8.1 Because of the unique value of the Units, in addition to any other remedies which Navigant may have upon the breach of the agreements contained herein, the obligations of the Unit Holder shall be specifically enforceable.

9.   Company Limited Liability Company Agreement.

       9.1 Unit Holder hereby understands and acknowledges that such Unit Holder has read and understands the LLC Agreement and has had ample opportunity to consult with such Unit Holder's legal and tax advisor prior to signing this Agreement and exercising the Unit Option. Unit Holder hereby agrees to all terms and conditions of the LLC Agreement. Unit Holder further acknowledges and agrees that in the event of a Reorganization (as defined in the LLC Agreement), Unit Holders' shares in the Successor Corporation (as defined in the LLC Agreement) shall be subject to the same transfer restrictions contained herein to which the Unit Holder's Units are subject, until such time that this Agreement is terminated pursuant to Section 7 hereof.

10.  Modification.

       10.1 This Agreement may only be altered or amended by a written instrument signed by Navigant and the Unit Holder setting forth such changes.

11.  Costs of Enforcement.

       11.1 In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party of such litigation, as determined by any court of competent jurisdiction in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

12.  Severability.

       12.1 The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

13.  Entire Agreement; Counterparts; Headings.

       13.1 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings. This Agreement may be executed in counterparts, all of which shall be deemed to be one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any way. This Agreement has been negotiated by the respective parties hereto and the language hereof shall not be construed for or against any party.

14.  Assignment.

       14.1 This Agreement shall be binding upon the parties and their respective legal representatives, beneficiaries, successors and assigns.

15.  Governing Law.

       15.1 This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles of such State.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 NAVIGANTVACATIONS.COM HOLDINGS, INC.


                                 By:____________________________________

                                 Title:_________________________________

                                 Date:__________________________________



                                 NAVIGANTVACATIONS.COM, LLC


                                 By:____________________________________

                                 Title:_________________________________

                                 Date:__________________________________



                                 Unit Holder

                                 _______________________________________

                                 Date:__________________________________

                                   EXHIBIT A

                            STATEMENT OF ACCEPTANCE




     Reference is made to that certain Unit Restriction Agreement effective as of _________________________, 19__, by and between NavigantVacations.com Holding, inc., ("Navigant"), NavigantVacations.com LLC (the "Company") and ______________________________ (the "Restriction Agreement"). As a proposed recipient of certain options covered by said Restriction Agreement and LLC Agreement, the undersigned hereby agrees that such Units, upon receipt, shall remain subject to all of the terms and conditions of said Restriction Agreement and LLC Agreement and all rights and obligations thereunder arising prior to such receipt, and that upon such receipt the undersigned shall be deemed automatically to have accepted all of the terms and conditions of said Restriction Agreement and LLC Agreement as therein provided, and that the undersigned shall thereafter be deemed to be a signatory party to said Restriction Agreement and LLC Agreement in the position of the Unit Holder. It is understood that upon execution of the Statement of Acceptance the same shall be attached to said Restriction Agreement and LLC Agreement and shall thereupon form a part thereof without any further action.

     Dated:  _________________________, 19__.



                                  UNIT HOLDER


                                  ____________________________________________


                                  Date:_______________________________________

                                EXHIBIT 11.4(E)

                          UNIT RESTRICTION AGREEMENT

   (Member Dilutive Units pursuant to Section 11.4(e) of the LLC Agreement)



     This Unit Restriction Agreement (the "Agreement") is entered into as of October ___, 1999, by and between NavigantVacations.com Holdings, inc., a Delaware corporation ("Navigant"), NavigantVacations.com LLC, a Delaware limited liability company (the "Company"), and ___________________________________ (the
"Unit Holder").

                                   RECITALS:

     1. Effective ___________, 1999, Unit Holder was granted an option to acquire ___ Common Units in the Company.

     2. Unit Holder has exercised all or a portion of such Option.

     3. The Company desires to impose restrictions in connection with the Units acquired by the Unit Holder upon exercise of the Unit Option, and Unit Holder agrees to accept these restrictions.

                                  AGREEMENT:

     Now, therefore, the parties hereto agree as follows:

1. Restriction on Transfer of Units.

     1.1 Unit Holder shall not sell, assign, give, pledge, encumber or otherwise transfer (hereinafter, "transfer") any of the Units, or any right or interest therein, or any certificate therefor, now owned or hereafter acquired whether voluntarily, involuntarily or by operation of law, except transfers to Permitted Transferees as provided in Section 2.1 or bona fide transfers subject to and made as provided in Article 3 or Article 4. Any transfer or attempted transfer made in violation of this Agreement shall be void and neither Navigant nor the Company shall recognize or give effect to such transfer on its books and records, or recognize the persons or entities to whom such transfer has been made as the legal or beneficial holder of the Units or Unit Option.

     1.2 No transfer or attempted transfer of any Units shall be effective unless such Units shall remain subject to the terms and conditions of this Agreement and unless and until the proposed transferee, including a Permitted Transferee as defined in Section 2.1, shall accept the terms and conditions of this Agreement by executing and delivering to Navigant a Statement of Acceptance in the form attached hereto as Exhibit A. Upon the
                               ---------
execution and delivery of the Statement of Acceptance, the transferee shall thereafter be deemed to be a signatory party to this Agreement in the position of the Unit Holder.

     1.3 Notwithstanding anything to the contrary in this Agreement, any Units or options to acquire Units which are forfeited by Unit Holder (pursuant to the terms of any plan, or option grant or other agreement or document) shall be forfeited to the Company.

2. Permitted Transfers.

     2.1 The Unit Holder shall have the right to transfer all or any part of the Units to the following transferees (the "Permitted Transferees"), subject to the requirements of Section 1.2 above: (a) a trust established for the sole benefit of the Unit Holder or any of the Unit Holder's spouse, children or grandchildren; and (b) the personal representatives, beneficiaries or estate of the Unit Holder upon the Unit Holder's death, whether transferred by will or intestacy.

3. Company's Right of First Refusal.

     3.1 The Company shall have the right of first refusal, as hereinafter provided, with respect to any proposed transfer of Units by the Unit Holder, except transfers to Permitted Transferees.

     3.2 Except with respect to transfers of the Units to Permitted Transferees, the Unit Holder shall, 60 days prior to a proposed transfer of the Units or Unit Options, deliver written notice to Company stating the number of Units and the interest therein proposed to be transferred (the "Offered Units"), the name of the proposed transferee(s) and the manner, time, terms and conditions of the proposed transfer. Company shall, for a period of 60 days following such notice, have an irrevocable option to purchase all or part of the Offered Units in accordance with the manner, time, terms and conditions specified in the notice of proposed transfer.

     3.3 Company may elect to exercise its option to purchase all or part of the Offered Units by giving written notice to the Unit Holder of such intention within the 60 day period following Company's receipt of Unit Holder's notice of proposed transfer. Upon receipt of such notice, the Unit Holder shall be bound to transfer the Offered Units subject to such notice to Company, free and clear of all liens and encumbrances, and in accordance with the terms set forth in the notice of proposed transfer.

     3.4 If Company elects not to exercise its option to purchase all of the Offered Units during the 60 day period, the Unit Holder may, within 90 days of the last day of such 60 day period, transfer to the proposed transferee(s) the part of the Offered Units that Navigant elected not to purchase, but only in accordance with the terms set forth in the notice of proposed transfer. Notwithstanding any provision herein to the contrary, all Offered Units transferred to such transferees in accordance with the provisions of this

Section 3.4 shall remain subject to the provisions and restrictions of this Agreement and all such transferees shall execute and deliver to Navigant a Statement of Acceptance as provided in Section 1.2. If the Unit Holder does not make the transfer to the proposed transferee(s) within the 90 day period provided in this Section 3.4, the Unit Holder shall be required again to comply with the provisions of this Agreement before the Unit Holder may make any subsequent transfer of any part of the Offered Units.

     3.5 Notwithstanding any provision herein to the contrary, if the notice of proposed transfer specifies a consideration in other than United States money, the Company shall have the right to acquire the Offered Units for the United States money equivalent of the specified consideration. If the notice of proposed transfer specifies any other manner, time, term or condition that cannot be complied with without unreasonable effort, the Company shall have the right to acquire the Offered Units by complying with the reasonable equivalent of the specified manner, time, terms or conditions.

     3.6 If the notice of proposed transfer specifies that the Offered Units are to be transferred without full consideration as a gift, the Company shall have the right to acquire the Offered Units at a price per Unit equal to their then current value as determined pursuant to Article 5. The manner and time at which the purchase and sale of the Offered Units shall take place shall be determined in accordance with Article 5.

4. Company's Purchase of the Units Upon Termination of Employment.

     4.1 The Company shall have the right to purchase all or any part of the Units and held by the Unit Holder, upon the terms and conditions provided herein, in the event that (a) the Unit Holder's full-time employment with all of Company and each of its subsidiary corporations (or other entities) is terminated for any reason (the "Unit Holder's Departure").

     4.2 The Company may exercise its right to purchase Units upon the Unit Holder's Departure by providing written notice of such intention to the Unit Holder, stating the time, manner, terms and conditions of the repurchase in accordance with this Section 4.2. Such notice must be given within 60 days following the date of the Unit Holder's Departure. The purchase price for the Units that the Company elects to purchase shall be the Units' then current value as determined pursuant to Article 5. The manner and time at which the purchase and sale of the Units shall take place shall be determined in accordance with
Article 5.

     4.3 The Unit Holder may retain all of the Units with respect to which the right of repurchase has not been exercised. Such Units shall remain subject to the terms and conditions of this Agreement, and the Unit Holder shall comply with the provisions of Article 3 herein prior to any subsequent transfer of such Units.

     4.4 In the event the Unit Holder delivers a notice of proposed transfer pursuant to Section 3.2 within the period in which the Company may exercise its right of repurchase under this Article 4, the Company may elect to make the purchase pursuant to either Article 3 or Article 4, in the Company's sole discretion.

5. Value of Units; Closing of Purchase and Sale.

     5.1 In the case of a purchase made pursuant to Section 3.6, the current value of the Units, on a per Unit basis, shall be deemed to be the amount paid per Unit for the Common Units of the Company by investors in the last offering (a "Qualifying Offering") in which the Company sold Common Units. In the case of a purchase made pursuant to Article 4, the current value of the Units shall be the greater of (a) the amount determined pursuant to the preceding sentence, or (b) the amount paid for the Units. An offering of Common Units by the Company shall not be deemed to be a Qualifying Offering unless the last sale of Common Units in such offering occurred not more than one year prior to the Determination Date (as defined below), and provided further that the gross proceeds to the Company in such offering were not less than $500,000. If there is no such Qualifying Offering, then the current value of the Units shall be determined by agreement between the Company and the Unit Holder, and failing such agreement, by an independent appraiser selected by agreement between the Company and the Unit Holder. In the absence of agreement concerning the selection of an independent appraiser, the current value of the Units shall be determined by a panel of three appraisers selected as follows: The Unit Holder shall select one independent appraiser, the Company shall select one independent appraiser and the two appraisers so selected shall select a third independent appraiser. The decision of a majority of the three appraisers with respect to the current value of the Units shall be final and binding upon the parties. If one party selects an appraiser and the other party fails to select the second appraiser within ten days after the receipt of notice of the selection of the first appraiser, the decision of the first appraiser alone shall be final and binding upon the parties. Cost of the appraisal shall be split equally between the parties. In the case of a gift referenced in Section 3.6, the Determination Date shall be the date of receipt by the Company of the notice of proposed transfer. In case of the Unit Holder's Departure, the Determination Date shall be the date of the Unit Holder's Departure.

     5.2 A purchase and sale required pursuant to Section 3.6 or Article 4 shall take place at a closing at a time and place designated by the Company; provided, however, that the time must be within 90 days of the Determination Date. At the closing, the Unit Holder shall transfer the Offered Units or the Units, as the case may be, to the Company free and clear of all liens and encumbrances and in accordance with the terms of this Agreement. In return, the Company shall pay the Unit Holder not less than 25% of the purchase price in cash or certified funds and the remainder by execution and delivery of the Company's Promissory Note, bearing interest at the rate per annum equal to the "Prime Rate" as listed by The Wall Street Journal on the business day preceding
                          -----------------------
the date
of the Promissory Note. The Promissory Note shall provide for payment in three equal annual installments of principal and interest on the first, second and third anniversaries of the closing date. The Promissory Note shall be prepayable, without penalty, in whole or in part, with prepayments applied to the last installment or installments coming due.

6. Notices.

     6.1 All notices or other communications required under this Agreement or given in connection herewith shall be in writing and shall either be delivered personally, in which event the effective date shall be the date of delivery, or shall be sent by United States mail addressed as hereinafter set forth, postage pre-paid, registered or certified, return receipt requested, in which event the effective date shall be the delivery or refusal date as specified on the return receipt. Unless otherwise directed by notice in writing, all notices shall be addressed as follows:

          (a)  To the Company at:

               NavigantVacations.com, LLC
               84 Inverness Circle East
               Englewood, CO 80112-5314
               Attention:  Robert C. Griffith
                           Eugene A. Over, Jr., Esq.

          (b)  To the Unit Holder at:

               The address of the Unit Holder set forth on the transfer records of Navigant.

7. Termination.

     7.1 Notwithstanding any provision herein to the contrary, this Agreement shall terminate, and neither party shall have any further obligation to the other, upon the occurrence of any of the following events:

          (a) Permanent cessation of the Company's business.

          (b) The insolvency, receivership or dissolution of the Company.

          (c) The voluntary written agreement of Navigant, upon the approval of its Board of Directors, and the Unit Holder.

          (d) The occurrence of both:

              (i) the conversion of the Company to a corporation, and

               (ii) the consummation of an underwritten public offering of shares of common stock of the successor corporation to the Company.

          (e) any merger or consolidation to which the Company is a party, except for a merger in which after giving effect to such merger, the holders of a majority of the Company's Voting Interests (as defined in the Company's Limited Liability Company Agreement) immediately prior to the merger shall continue to own a majority of the Voting Interests in the surviving corporation,
(b) any transaction or series of related transactions in which more than 50% of the Company's Voting Interests are transferred, or (c) a sale or other disposition of all or substantially all of the Company's assets.

          (f)  December 31, 2016.

8.  Specific Enforcement.

     8.1 Because of the unique value of the Units, in addition to any other remedies which Navigant may have upon the breach of the agreements contained herein, the obligations of the Unit Holder shall be specifically enforceable.

9.  Company Limited Liability Company Agreement.

     9.1 Unit Holder hereby understands and acknowledges that such Unit Holder has read and understands the LLC Agreement and has had ample opportunity to consult with such Unit Holder's legal and tax advisor prior to signing this Agreement and exercising the Unit Option. Unit Holder hereby agrees to all terms and conditions of the LLC Agreement. Unit Holder further acknowledges and agrees that in the event of a Reorganization (as defined in the LLC Agreement), Unit Holders' shares in the Successor Corporation (as defined in the LLC Agreement) shall be subject to the same transfer restrictions contained herein to which the Unit Holder's Units are subject, until such time that this Agreement is terminated pursuant to Section 7 hereof.

10. Modification.

     10.1 This Agreement may only be altered or amended by a written instrument signed by Navigant and the Unit Holder setting forth such changes.

11. Costs of Enforcement.

     11.1 In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party of such litigation, as determined by any court of competent jurisdiction in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

12. Severability.

     12.1 The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

13. Entire Agreement; Counterparts; Headings.

     13.1 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings. This Agreement may be executed in counterparts, all of which shall be deemed to be one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any way. This Agreement has been negotiated by the respective parties hereto and the language hereof shall not be construed for or against any party.

14. Assignment.

     14.1 This Agreement shall be binding upon the parties and their respective legal representatives, beneficiaries, successors and assigns.

15. Governing Law.

     15.1 This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles of such State.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   NAVIGANTVACATIONS.COM, LLC


                                   By: __________________________________

                                   Title: _______________________________

                                   Date: ________________________________



                                   Unit Holder


                                   ______________________________________

                                   Date: ________________________________

                                   EXHIBIT A

                            STATEMENT OF ACCEPTANCE




     Reference is made to that certain Unit Restriction Agreement effective as of _________________________, 19__, by and between NavigantVacations.com Holding, inc., ("Navigant"), NavigantVacations.com LLC (the "Company") and ______________________________ (the "Restriction Agreement"). As a proposed recipient of certain options covered by said Restriction Agreement and LLC Agreement, the undersigned hereby agrees that such Units, upon receipt, shall remain subject to all of the terms and conditions of said Restriction Agreement and LLC Agreement and all rights and obligations thereunder arising prior to such receipt, and that upon such receipt the undersigned shall be deemed automatically to have accepted all of the terms and conditions of said Restriction Agreement and LLC Agreement as therein provided, and that the undersigned shall thereafter be deemed to be a signatory party to said Restriction Agreement and LLC Agreement in the position of the Unit Holder. It is understood that upon execution of the Statement of Acceptance the same shall be attached to said Restriction Agreement and LLC Agreement and shall thereupon form a part thereof without any further action.

     Dated:  _________________________, 19__.



                              UNIT HOLDER



                              ___________________________________________

                              Date: _____________________________________

                                 Exhibit 13.1

              NAME, ADDRESS AND FACSIMILE NUMBER OF EQUITY OWNERS
              ---------------------------------------------------

          Name/Address                                 Facsimile Number
Navigant International, Inc.                         303-706-0678
84 Inverness Circle East,
Englewood, Colorado 80112
     Attention: Robert Griffith


With a copy to:                                      303-295-8261
Betty C. Arkell, Esq.
Holland & Hart LLP
555 Seventeenth Street
Denver, CO 80202

Och-Ziff Partners
Och-Ziff Capital Management Group
CitiCorp Center
153 East 53/rd/
43/rd/ Floor
New York, New York 10022

Attention: Joel Frank
-----------------------------------------            ----------------------

With a copy to:

Michael R. Littenberg, Esq.                          212-593-5955
Shulte Roth & Zabel LLP
900 Third Avenue
New York, New York 10022

-----------------------------------------


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